Exhibit 4.1

Execution Version

HD SUPPLY INC.

5.375% Senior Notes due 2026

INDENTURE

Dated as of October 11, 2018

WELLS FARGO BANK, NATIONAL ASSOCIATION

Trustee

i

Exhibits

Exhibit A	-	Form of Initial Note and Additional Note
Exhibit B	-	Form of Private Placement Legends
Exhibit C	-	[Reserved]
Exhibit D	-	[Reserved]
Exhibit E	-	Form of Transfer Certificate for Transfer from 144A Global Note to Regulation S Global Note
Exhibit F	-	Form of Transfer Certificate for Transfer from Regulation S Global Note to 144A Global Note
Exhibit G	-	Form of Supplemental Indenture

Exhibit H	-	Form of Certificate from Acquiring Institutional Accredited Investors

v

INDENTURE, dated as of October 11, 2018, among HD SUPPLY INC., a Delaware corporation (including its successors, the “Company”), the SUBSIDIARY GUARANTORS from time to time parties hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the “Trustee”), having its Corporate Trust Office at 150 East 42nd Street, 40th Floor, New York, New York 10017.

The parties agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company’s 5.375% Senior Notes due 2026:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.            Definitions.

“144A Global Note” has the meaning set forth in Section 2.01(b).

“Acquired Debt,” with respect to any Person, means:

(a)           Debt (including any then unutilized commitment under any revolving working capital facility) of an entity, which entity is acquired by such Person or any of its Subsidiaries after the Issue Date; provided that such Debt (including any such revolving working capital facility) is outstanding at the time of the acquisition of such entity, is not created in contemplation of such acquisition and is not, directly or indirectly, recourse (including by way of set-off) to such Person or its Subsidiaries or any of their respective assets other than to the entity and its Subsidiaries so acquired and the assets of the entity and its Subsidiaries so acquired;

(b)           Debt of an entity that sells assets to such Person or any of its Subsidiaries, which Debt is assumed by such Person or its Subsidiaries in connection with the purchase of such assets, which Debt is not, directly or indirectly, recourse (including by way of set-off) to such Person and its Subsidiaries or any of their respective assets other than to the assets acquired by such Person or its Subsidiaries after the Issue Date in connection with the assumption of such Debt and which Debt is outstanding at the time of the acquisition of such assets and is not created in contemplation of such acquisition; or

(c)           Refinancings of Debt described in clause (a) or (b); provided that the recourse with respect to such Refinancing Debt is limited to the same extent as the Debt so Refinanced.

“Additional Notes” has the meaning set forth in Section 2.02.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or co-Registrar of the Notes.

“Applicable Premium” means, with respect to any Note at any date of redemption, the greater of:

(a)           1.0% of the principal amount of such Note and

(b)           the excess, if any, of (1) the present value at such date of redemption of (i) the redemption price of such Note at October 15, 2021 (such redemption price being set forth in Section 3.02(a)) plus (ii) all remaining required interest payments due on such Note through October 15, 2021 (excluding accrued but unpaid interest to but excluding the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (2) the then outstanding principal amount of such Note, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation or verification of such calculation shall not be a duty or obligation of the Trustee.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interests therein, the rules and procedures of the Depositary, Euroclear or Clearstream for such Global Note to the extent applicable to such transaction and as in effect from time to time.

“Attributable Value” means, in the context of a Sale and Lease-Back Transaction, what the Company determines in good faith to be the present value, discounted at the interest rate implicit in the lease involved in such Sale and Lease-Back Transaction, of the lessee’s obligation under the lease for rental payments during the remaining term of such lease, as it may be extended.  For purposes of this definition, any amounts lessee must pay, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts lessee must pay under the lease contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges are not included in the determination of lessee’s obligations under the lease.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar Federal, state or foreign law for the relief of debtors.

“Below Investment Grade Rating Event” means, during the period commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public notice of the Company’s intention to effect a Change of Control and, in either case, ending on the 60th day following the occurrence of a Change of Control (which date shall be extended if the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies on such 60th day, such extension to last until the date on which the Rating Agency considering such possible downgrade either (x) downgrades the rating of the Notes or (y) publicly announces that it is no longer considering the Notes for possible downgrade;

provided, that no such extension shall occur if any of the Rating Agencies rates the Notes with an Investment Grade Rating that is not subject to review for possible downgrade on such 60th day), both of the following shall occur: (1) the Notes are rated below an Investment Grade Rating by each of the Rating Agencies and (2) a downgrade by one or more gradations (including gradations within ratings categories as well as between rating categories) or withdrawal of the rating of the Notes by each of the Rating Agencies has occurred.

“Board of Directors” of any Person means the Board of Directors or similar governing body of such Person, or any duly authorized committee of such Board of Directors or similar governing body.

“Book-Entry Security” means a Note represented by a Global Note and registered in the name of the nominee of the Depositary.

“Business Day” means a day that is not a Legal Holiday.

“Borrowing Base” means the sum of (1) 65.0% of the book value of inventory of the Company and its Subsidiaries, (2) 85.0% of the book value of receivables of the Company and its Subsidiaries and (3) Unrestricted Cash of the Company and its Subsidiaries (in each case, determined as of the end of the most recently ended fiscal month of the Company for which internal consolidated financial statements of the Company are available, and, in the case of any determination relating to any Issuance of Indebtedness, on a pro forma basis including (x) any property or assets of a type described above acquired since the end of such fiscal month and (y) any property or assets of a type described above being acquired in connection therewith).

“Capital Markets Securities” means bonds, debentures, notes or other similar debt securities of the Company or any Subsidiary Guarantor (other than the Notes and any Additional Notes) with an aggregate principal amount outstanding in excess of $150,000,000.

“Capital Stock” of any Person means any and all shares, interests (including partnership or membership interests), warrants, rights, options or other interests, participations or other equivalents of or interests in (however designated) equity of such Person, including common or preferred stock, whether now outstanding or issued after the Issue Date, but excluding any debt securities convertible into or exchangeable for such equity.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP.  The Stated Maturity of any Capital Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

“Captive Insurance Subsidiary” means any Subsidiary of the Company that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Equivalents” means:

(a)           marketable direct obligations Issued by, or unconditionally Guaranteed by, the United States or Canadian Government or a member state of the European Union

Issued by any agency thereof and backed by the full faith and credit of the United States, Canada or such member state of the European Union, as applicable;

(b)           marketable direct obligations Issued by any state, province or territory of the United States of America or Canada, or the District of Columbia, or any political subdivision of any such state, province or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(c)           commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s (or if such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency);

(d)           certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof Issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or Canada, any U.S. or Canadian branch of a foreign bank or any foreign bank or its branches or agencies having at the date of acquisition thereof combined capital surplus of not less than $500,000,000;

(e)           Eurodollar time deposits maturing within one year from the date of acquisition thereof and issued or accepted by any commercial bank having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000;

(f)            repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (d) above; and

(g)           investments in money market funds having assets in excess of $500,000,000 and which invest substantially all their assets in securities of the types described in clauses (a) through (f) above.

“Change of Control” means the occurrence of any of the following:

(a)           the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(b)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (b) such person or group shall be deemed to have beneficial ownership of all securities that such person or group has the right to acquire, whether presently or after the passage of time), directly or indirectly, of shares representing at least 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company.

“Change of Control Notice” has the meaning set forth in Section 4.14.

“Change of Control Payment Date” has the meaning set forth in Section 4.14.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Clearstream” means Clearstream Banking Sociètè Anonyme.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” of any Person means any and all shares, interests, participations, or other equivalents (however designated) of such Person’s common stock whether now outstanding or issued after the Issue Date.

“Company” means HD Supply, Inc., a Delaware corporation, and its successors.

“Consolidated Interest Expense” means, for any period, (i) the total interest expense of the Company and its Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of the Company and its Subsidiaries, including without limitation, any such interest expense consisting of (a) interest expense attributable to Capital Lease Obligations, (b) amortization of debt discount, (c) interest in respect of Indebtedness of any other Person that has been Guaranteed by the Company or any Subsidiary, but only to the extent that such interest is actually paid by the Company or any Subsidiary, (d) non-cash interest expense, (e) the interest portion of any deferred payment obligation and (f) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, plus (ii) Preferred Stock dividends paid in cash in respect of Redeemable Stock of the Company held by Persons other than the Company or a Subsidiary and minus (iii) to the extent otherwise included in such interest expense referred to in clause (i) above, amortization or write-off of financing costs, Receivables Financing expense, accretion or accrual of discounted liabilities not constituting Indebtedness, expense resulting from discounting of Indebtedness in conjunction with recapitalization or purchase accounting, and any “additional interest” in respect of registration rights arrangements for any securities (including the Notes), in each case under clauses (i) through (iii) as determined on a consolidated basis in accordance with GAAP; provided that total interest expense shall be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Hedge Obligations.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided that there shall not be included in such Consolidated Net Income:

(i)            any net income (loss) of any Person that is not the Company or a Subsidiary, except that the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution,

(ii)           [reserved],

(iii)          any gain or loss realized upon (x) the sale, abandonment or other disposition of any asset of the Company or any Subsidiary (including pursuant to any Sale and Leaseback Transaction) that is not sold, abandoned or otherwise disposed of in the ordinary course of business (as determined in good faith by the board of directors of the Company) or (y) the disposal, abandonment or discontinuation of operations of the Company or any Subsidiary, and any income (loss) from disposed, abandoned or discontinued operations,

(iv)          any item classified or disclosed as an extraordinary, unusual or nonrecurring gain, loss or charge (including fees, expenses and charges associated with the issuance of the Notes or any financing, acquisition, merger or consolidation after the Issue Date),

(v)           the cumulative effect of a change in accounting principles,

(vi)          all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments,

(vii)         any unrealized gains or losses in respect of Currency Agreements,

(viii)        any unrealized foreign currency transaction gains or losses in respect of Debt of any Person denominated in a currency other than the functional currency of such Person,

(ix)          any non cash compensation charge arising from any grant of stock, stock options or other equity based awards,

(x)           to the extent otherwise included in Consolidated Net Income, any unrealized foreign currency translation or transaction gains or losses in respect of Debt or other obligations of the Company or any Subsidiary owing to the Company or any Subsidiary,

(xi)          any non cash charge, expense or other impact attributable to application of the purchase or recapitalization method of accounting (including the total amount of depreciation and amortization, cost of sales or other non cash expense resulting from the write up of assets to the extent resulting from such purchase or recapitalization accounting adjustments),

(xii)         any impairment charge or asset write off, including any charge or write off related to intangible assets, long lived assets or investments in debt and equity securities, and any amortization of intangibles,

(xiii)        any fees and expenses (or amortization thereof), and any charges or costs, in connection with any acquisition, investment, asset disposition, issuance of Capital Stock, issuance, repayment or Refinancing of Debt, or amendment or modification of any agreement or instrument relating to any Indebtedness (in each case, whether or not completed),

(xiv)        any changes as a result of adoption or modification of accounting policies, and

(xv)         to the extent covered by insurance and actually reimbursed (or the Company has determined that there exists reasonable evidence that such amount will be reimbursed by the insurer and such amount is not denied by the applicable insurer in writing within 180 days and is reimbursed within 365 days of the date of such evidence (with a deduction in any future calculation of Consolidated Net Income for any amount so added back to the extent not so reimbursed within such 365 day period)), any expenses with respect to liability or casualty events or business interruption.

“Consolidated Non-Guarantor Indebtedness” means, as of any date of determination, an amount equal to the aggregate principal amount of any Non-Guarantor Debt other than (x) any Debt outstanding or available under Foreign Subsidiary Credit Facilities and (y) any Debt of such Subsidiaries under any Receivables Financings.

“Consolidated Non-Guarantor and Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) the result, without duplication, of the sum of (x) Consolidated Non-Guarantor Indebtedness plus (y) Consolidated Secured Indebtedness (in each case, after giving effect to any Issuance or discharge of Debt on such date) to (b) the aggregate amount of EBITDA of the Company and its Subsidiaries for the period of the most recently completed four fiscal quarters for which internal financial statements of the Company and its Subsidiaries are available, provided that:

(a)           if such Person or any Subsidiary of such Person has Issued any Debt or Capital Stock since the beginning of such period that remains outstanding on the date such calculation is made or if the transaction giving rise to the need to calculate the Consolidated Non-Guarantor and Secured Leverage Ratio is an Issuance of Debt or Capital Stock, or both, EBITDA, Consolidated Non-Guarantor Indebtedness and Consolidated Secured Indebtedness for such period shall be calculated after giving effect, on a pro forma basis, to the issuance of such Debt or Capital Stock as if such Debt or Capital Stock had been Issued on the first day of such period and the discharge of any other Debt or Capital Stock Refinanced or otherwise discharged with the proceeds of such new Debt or Capital Stock as if such discharge had occurred on the first day of such period;

(b)           if since the beginning of such period such Person or any Subsidiary of such Person shall have made any asset sales other than in the ordinary course of business, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such asset sale for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period; and

(c)           if since the beginning of the period such Person or any Subsidiary of such Person (by merger or otherwise) shall have made an Investment in any Subsidiary of such Person (or any Person which becomes a Subsidiary of such Person) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA shall be calculated after giving pro forma effect thereto, as if such Investment or acquisition occurred on the first day of such period.

For purposes of this definition, the calculation of Consolidated Total Indebtedness shall include the aggregate amount of all undrawn commitments under revolving Credit Facilities outstanding on the date of calculation.

“Consolidated Secured Indebtedness” means, as of any date of determination, an amount equal to (1) the amount of Consolidated Total Indebtedness as of such date that in each case is then secured by Liens on property or assets of the Company and its Subsidiaries (other than property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby), minus (2) the amount of Unrestricted Cash held by the Company and its Subsidiaries as of the most recent date with respect to which a balance sheet is available.

“Consolidated Tangible Assets” means, as of any date of determination, the total assets less the sum of the goodwill, net, and other intangible assets, net in each case reflected on the consolidated balance sheet of the Company and its Subsidiaries as at the end of the most recently ended fiscal quarter of the Company for which such an internal balance sheet is available, determined on a Consolidated basis in accordance with GAAP (and, in the case of any determination relating to any incurrence of Debt or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to (1) the sum of the aggregate principal amount of outstanding Debt of the Company and its Subsidiaries as of such date consisting of (without duplication) Debt for borrowed money (including Purchase Money Obligations and unreimbursed outstanding drawn amounts underfunded letters of credit (other than letters of credit in respect of trade payables)); Capital Lease Obligations; debt obligations evidenced by bonds, debentures, notes or similar instruments; Redeemable Stock; and (in the case of any Subsidiary that is not a Subsidiary Guarantor) Preferred Stock, determined on a consolidated basis in accordance with GAAP (excluding items eliminated in Consolidation, and for the avoidance of doubt, excluding Hedging Obligations) minus (2) the amount of Unrestricted Cash held by the Company and its Subsidiaries as of the most recent date with respect to which an internal balance sheet is available.

“Consolidation” means the consolidation of the accounts of each of the Subsidiaries with those of the Company in accordance with GAAP. The term “Consolidated” has a correlative meaning.

“Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing any obligation that does not constitute Indebtedness (a “primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (2) to advance or supply funds (a) for the purchase or payment of any such primary obligation, or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any particular time its corporate trust business related to this Indenture shall be principally administered, which on the date hereof is located at 150 East 42nd Street, 40th Floor, New York, New York 10017, Attention: Corporate Trust Services — Administrator for HD Supply, Inc., or such address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate office of any successor Trustee (or such address as the successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” has the meaning set forth in Section 8.01(b).

“Credit Facilities” means one or more the Senior Credit Agreements and any other facilities or arrangements designated by the Company, in each case with one or more banks or other lenders or institutions providing for revolving credit loans, term loans, receivables, inventory or real estate financings (including without limitation through the sale of receivables, inventory, real estate and/or other assets to such institutions or to special purpose entities formed to borrow from such institutions against such receivables, inventory, real estate and/or other assets or the creation of any Liens in respect of such receivables, inventory, real estate and/or other assets in favor of such institutions), letters of credit or other Debt, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, including but not limited to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks, lenders or institutions or other banks, lenders or institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement (i) changing the maturity of any Debt incurred thereunder or contemplated thereby, (ii) adding Subsidiaries as additional borrowers or guarantors thereunder,

(iii) increasing the amount of Debt incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Debt” or “Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(i)            the principal of indebtedness of such Person for borrowed money;

(ii)           the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(iii)          all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit, bankers’ acceptances or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed);

(iv)          all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto;

(v)           all Capital Lease Obligations of such Person;

(vi)          the redemption, repayment or other repurchase amount of such Person with respect to any Redeemable Stock of such Person or (if such Person is a Subsidiary of the Company other than a Subsidiary Guarantor) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the board of directors of the Company or the board of directors or other governing body of the issuer of such Capital Stock);

(vii)         all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; provided that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (B) the amount of such Debt of such other Persons;

(viii)        all Guarantees by such Person of Debt of other Persons, to the extent so guaranteed by such Person; and

(ix)          to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time);

provided that Debt shall not include Contingent Obligations incurred in the ordinary course of business.

The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in the Indenture, or otherwise shall equal the amount thereof that would appear as a liability on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Default Amount” has the meaning set forth in Section 6.02.

“Defeasance Trust” has the meaning set forth in Section 8.02.

“Depositary” means, with respect to the Notes issued in the form of one or more Book-Entry Securities, The Depository Trust Company or another person designated as Depositary by the Company, which must be a clearing agency registered under the Exchange Act.

“Domestic Subsidiaries” means, with respect to any Person, any subsidiary of such Person other than a Foreign Subsidiary.

“Dormant Subsidiary” means any Subsidiary of the Company that carries on no operations, had revenues of less than $4,000,000 during the most recently completed period of four consecutive fiscal quarters of the Company and has total assets of less than $4,000,000 as of the last day of such period; provided that the assets of all Subsidiaries constituting Dormant Subsidiaries shall at no time exceed $20,000,000 in the aggregate and the revenues of all Subsidiaries constituting Dormant Subsidiaries for any four consecutive fiscal quarters shall at no time exceed $20,000,000 in the aggregate.

“EBITDA” means, for any period, the Consolidated Net Income for such period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income, without duplication: (i) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital (including penalties and interest, if any), (ii) Consolidated Interest Expense, all items excluded from the definition of Consolidated Interest Expense pursuant to clause (iii) thereof (other than Receivables Financing expense) and any Receivables Financing fees, (iii) depreciation, amortization (including but not limited to amortization of intangibles and amortization and write off of financing costs) and all other non cash charges or non cash losses, (iv) any expenses or charges related to any Equity Issuance, investment or Debt permitted by the Indenture (whether or not consummated or incurred, and including any non consummated sale of Capital Stock) and (v) the amount of any loss attributable to non controlling interests, plus (b) the amount of net cost savings projected by the Company in good faith to be realized as a result of actions taken or to be taken (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) such net cost savings are reasonably expected to be realized within 18 months of the date of calculation of EBITDA as evidenced by an Officer’s Certificate prepared as of the date for which EBITDA is being calculated and (z) such cost savings do not exceed 20% of EBITDA for the relevant period (calculated before giving effect to such cost savings), plus (c) to the extent deducted in calculating such Consolidated Net Income, (i) the amount of loss on any disposition in connection with a Receivables Financing, and (ii) any costs or expenses pursuant to any management or employee stock option or other equity related plan, program or arrangement, or other benefit plan, program or arrangement, or any stock subscription or shareholder agreement, to the extent funded with cash proceeds contributed to the capital of the Company or an issuance of Capital Stock of the Company (other than Redeemable Stock).

“Equity Issuance” means any public or private sale of Capital Stock (other than Redeemable Stock) of the Company, other than pursuant to an offering registered on Form S 8, or any public or private issuance of Capital Stock or other securities by the Company (other than Redeemable Stock), or other contribution to the equity of the Company, the proceeds of which are contributed to the common equity of the Company.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Event of Default” has the meaning set forth in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” means any (a) special purpose subsidiary related to a Receivables Financing, (b) Subsidiary of a Foreign Subsidiary, (c) Immaterial Subsidiary, (d) Dormant Subsidiary, (e) Captive Insurance Subsidiary, (f) Domestic Subsidiary that is prohibited by any applicable Contractual Obligation or Requirement of Law from guaranteeing or granting Liens to secure the Notes at the time such Subsidiary becomes a Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect) or (g) Domestic Subsidiary with respect to which, in the reasonable judgment of the Company, the cost or other consequences (including any adverse tax consequences) of providing a Guarantee of the Notes shall be excessive in view of the benefits to be obtained by the Holders of the Notes therefrom.

“Fixed GAAP Date” means the Issue Date; provided that at any time after the Issue Date, the Company may by written notice to the Trustee elect to change the Fixed GAAP

Date to be the date specified in such notice, and upon such notice, the Fixed GAAP Date shall be such date for all periods beginning on and after the date specified in such notice.

“Fixed GAAP Terms” means (a) the definitions of the terms “Capital Lease Obligation,” “Consolidated Interest Expense,” “Consolidated Net Income,” “Consolidated Non Guarantor Indebtedness,” “Consolidated Non-Guarantor and Secured Leverage Ratio,” “Consolidated Tangible Assets,” “Consolidated Total Indebtedness,” “Consolidation,” “EBITDA,” “Inventory,” and “Consolidated Secured Indebtedness”, (b) all defined terms in the Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions, and (c) any other term or provision of the Indenture or the Notes that, at the Company’s election, may be specified by the Company by written notice to the Trustee from time to time.

“Foreign Subsidiary” means, with respect to any Person, (a) any Subsidiary of such Person that is organized and existing under the laws of any jurisdiction outside the United States of America or (b) any Subsidiary of such Person that has no material assets other than the Capital Stock of one or more subsidiaries described in clause (a) and other assets relating to an ownership interest in any such Capital Stock or Subsidiaries.

“Foreign Subsidiary Credit Facilities” means any Credit Facilities the sole obligors of which are Foreign Subsidiaries of the Company and, if secured, the sole security for which is property and assets of Foreign Subsidiaries of the Company.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States of America as in effect on the Fixed GAAP Date (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of the Indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and subject to the following: If at any time the SEC permits or requires U.S. domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Company may elect by written notice to the Trustee to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect on the date specified in such notice (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of the Indenture) and (b) for prior periods, GAAP as defined in the first sentence of this definition. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP. Notwithstanding anything to the contrary above or in the definition of Capital Lease Obligations, the accounting for operating leases and financing or capital leases under GAAP as in effect on the Issue Date (including, without limitation, Accounting Standards Codification 840) shall apply for the purposes of determining compliance with the provisions of the Indenture, including the definition of “Capital Lease Obligations” and any obligations related thereto.

“Global Note” has the meaning set forth in Section 2.01(c).

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation, contingent or otherwise, of any other Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning set forth in Section 10.01.

“Guarantor Supplemental Indenture” means a supplemental indenture, to be entered into substantially in the form attached hereto as Exhibit G.

“Hedge Obligations” means any obligations of the Company or any of its Subsidiaries under hedge agreements entered into in the ordinary course of business, not for speculative purposes, and not otherwise prohibited by the Senior Credit Agreements in effect as of the Issue Date.

“Holder” or “Securityholder” means the Person in whose name a Note is registered on the Registrar’s books.

“IFRS” means the International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants or any successor to either such Board, or the SEC, as the case may be), as in effect from time to time.

“Immaterial Subsidiary” means (i) any Subsidiary of the Company existing on the Issue Date with the consent of the administrative agents under the Senior Credit Agreements and (ii) any Subsidiary of the Company organized or acquired after the Issue Date, in the case of each of (i) and (ii) designated by the Company to the Trustee in writing, that had (a) total consolidated revenues of less than 2.5% of the total consolidated revenues of the Company and its Subsidiaries during the most recently completed period of four consecutive fiscal quarters of the Company and (b) total consolidated assets of less than 2.5% of the total consolidated assets of the Company and its Subsidiaries as of the last day of such period; provided that (x) for purposes of the provisions described in Article X and Section 4.18, any Special Purpose Subsidiary shall be deemed to be an “Immaterial Subsidiary,” and (y) Immaterial Subsidiaries (other than any Special Purpose Subsidiary) shall not, in the aggregate, (1) have had revenues in excess of 10.0% of the total consolidated revenues of the Company and its Subsidiaries during the most recently completed period of four consecutive fiscal quarters or (2) have had total assets in excess of 10.0% of the total consolidated assets of the Company and its Subsidiaries as of the last day of such period. Any Subsidiary so designated as an Immaterial Subsidiary that fails to meet the foregoing as of the last day of any such four consecutive fiscal quarter period shall continue to be deemed an “Immaterial Subsidiary” hereunder until the date that is 60 days following the filing, transmittal or making available of annual or quarterly financial statements pursuant to the Section 4.06 with respect to the last quarter of such four consecutive fiscal quarter period.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Lien” has the meaning set forth in Section 4.11.

“Initial Notes” has the meaning set forth in Section 2.02.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Capital One Securities, Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Fifth Third Securities, Inc., Regions Securities LLC, TD Securities (USA) LLC and U.S. Bancorp Investments, Inc.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Investment” means any direct or indirect advance, loan (other than advances or loans to customers, dealers, licensees, franchisees, suppliers, consultants, directors, officers or employers of any Person in the ordinary course of business, which are recorded, in accordance with GAAP, at the time made as accounts receivable on the balance sheet of the Person making such advance or loan) or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities Issued by, any other Person.

“Investment Grade Rating” means a rating of Baa3 (with a stable or positive outlook) or better by Moody’s and BBB- (with a stable or positive outlook) or better by S&P (or, in either case, the equivalent of such rating by such organization), or an equivalent rating by any other Rating Agency.

“Issue” means issue, assume, Guarantee, incur or otherwise become liable for; provided that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary of another Person (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Issued by such Subsidiary at the time it becomes a Subsidiary of such other Person.  “Issuance” and “Issued” shall have correlative meanings.

“Issue Date” means October 11, 2018.

“Legal Defeasance” has the meaning set forth in Section 8.01(b).

“Legal Holiday” has the meaning set forth in Section 11.10.

“Lien” means any lien, mortgage, charge, pledge, security interest, or other encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

“Moody’s” means Moody’s Investors Service, Inc., or its successors.

“Non-Guarantor Debt” means any Indebtedness of a Subsidiary that is not a Guarantor minus the amount of Unrestricted Cash held by such Subsidiary and its Subsidiaries as of the most recent date with respect to which an internal balance sheet is available.

“Non-Guarantor Preferred Stock” has the meaning set forth in Section 4.09(a).

“Note Register” has the meaning set forth in Section 2.03.

“Notes” means the Initial Notes and the Additional Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

“Offering Memorandum” means the Offering Memorandum dated October 1, 2018 pursuant to which the Initial Notes were offered.

“Officer” means, with respect to the Company or any other obligor upon the Notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an “Officer” for the purposes of the Indenture by the Board of Directors).

“Officer’s Certificate” means, with respect to the Company or any other obligor upon the Notes, a certificate signed by one Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee and which complies with Section 11.05.  Such legal counsel may be an employee of or counsel to the Company or its Affiliates.

“Pari Passu Indebtedness” means any Debt of the Company or any Subsidiary Guarantor that ranks pari passu in right of payment with the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as applicable.

“Participants” means Persons having accounts with The Depository Trust Company or Persons that may hold interests through Participants.

“Paying Agent” has the meaning set forth in Section 2.03, except that, for the purposes of Article VIII and Section 4.14, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any thereof.

“Permitted Lien” means:

(a)           Liens for taxes, assessments and governmental charges;

(b)           statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business and with respect to amounts not overdue for a period of more than 60 days or that are bonded or being contested in good faith by an appropriate process of law;

(c)           pledges or deposits or Liens in connection with workers’ compensation, unemployment insurance or similar legislation or other social security or insurance-related obligations;

(d)           Liens to secure the performance of public statutory obligations bids, tenders, trade, government or other contracts (other than for borrowed money), appeal bonds, performance bonds or other obligations of a like nature;

(e)           easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of business of the Company and its Subsidiaries, taken as a whole;

(f)            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of non-delinquent customs duties in connection with the importation of goods;

(g)           judgment and attachment Liens not giving rise to a Default or Event of Default;

(h)           leases or subleases granted to others not interfering in any material respect with the business of the Company and its Subsidiaries, taken as a whole;

(i)            Liens encumbering deposits made in the ordinary course of business to secure non-delinquent obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Subsidiaries for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made;

(j)            any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating other than any such interest or title resulting from or arising out of default by the Company or any of its Subsidiaries of its obligations under any such lease which is material;

(k)           Liens arising from filing UCC financing statements for precautionary purposes in connection with true leases or conditional sales of personal property that are otherwise permitted under this Indenture and under which the Company or any of its Subsidiaries is lessee;

(l)            broker’s Liens securing the payment of commissions and management fees in the ordinary course of business;

(m)          Liens on cash and Cash Equivalents posted as margin pursuant to the requirements of any bona fide hedge agreement relating to interest rates, foreign exchange or commodities listed on public exchanges and bank product agreements;

(n)           Liens on cash collateralizing reimbursement obligations in respect of letters of credit issued for the account of the Company or any of its Subsidiaries in the ordinary course of business (other than letters of credit issued as credit support for any Debt);

(o)           Liens arising in respect of accounts receivable arising as a result of non-recourse sales thereof;

(p)           Liens securing Foreign Subsidiary Credit Facilities;

(q)           Liens existing on the Issue Date after giving effect to the application of the proceeds from the offering of the Notes (other than Liens securing Debt outstanding or available under the Senior Credit Agreements after giving effect to the application of the proceeds from the issuance of the Notes);

(r)            Liens securing Capital Lease Obligations, Purchase Money Obligations and other Debt the proceeds of which are used to acquire assets of the Company and its Subsidiaries; provided that, after giving effect to the Issuance of any such Debt that otherwise complies with this clause (r), the aggregate amount of all such Purchase Money Obligations incurred to finance the acquisition of Capital Stock of any Person then secured at any time under this clause (r) and under Section 4.09(b)(4), including all Refinancing thereof then outstanding, shall not at any time exceed an amount equal to the greater of $150,000,000 and 3.0% of Consolidated Tangible Assets;

(s)            Liens to secure Refinancing of any Debt or other Obligations in respect of such Debt secured by Liens described in clause (q) above and (t) and (bb)(ii) below; provided that (1) such Refinancing does not increase the principal amount of Debt being so Refinanced (except in the case of Liens described in clause (q) above under Capital Lease Obligations, in which case, such Refinancing shall not exceed the amount of Debt with respect to such Capital Lease Obligations that was outstanding on the Issue Date) plus, in each case, fees, underwriting discounts, reasonable tender, redemption or similar premiums and other costs and expenses incurred in connection with such Refinancing and (2) the Lien of the Refinancing Debt does not extend to any asset not securing the Debt being Refinanced or improvements, accessions, proceeds or additions thereto, or replacements thereof;

(t)            Liens securing Obligations in respect of Acquired Debt; provided that (1) any such Lien secured the Acquired Debt at the time of the incurrence of such Acquired Debt by the Company or by one of its Subsidiaries and such Lien and Acquired Debt were not incurred by the Company or any of its Subsidiaries or by the Person being acquired or from whom the assets were acquired in connection with, or in anticipation of, the incurrence of such Acquired Debt by the Company or by one of its Subsidiaries and (2) any such Lien does not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than the property or assets that secured the Acquired Debt prior to the time such Debt became Acquired Debt of the Company or of one of its Subsidiaries;

(u)           Liens securing Obligations in respect of Debt of the Company Issued to and held by a Wholly Owned Domestic Subsidiary of the Company and Debt of a Subsidiary of the Company Issued to and held by the Company or a Wholly Owned Domestic Subsidiary of the Company;

(v)           other Liens securing Debt or obligations, which Debt or obligations shall not exceed an amount equal to the greater of $150,000,000 and 3.0% of Consolidated Tangible Assets at the time of Issuance of such Debt or obligations;

(w)          Liens arising in respect of Debt consisting of accommodation guarantees for the benefit of trade creditors of the Company or any of its Subsidiaries;

(x).          Liens securing Debt (1) arising from honoring of a check, draft of similar instrument drawn against insufficient funds, or (2) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, incurred in connection with the acquisition or disposition of any business, assets or Person;

(y)           leases, subleases, licenses or sublicenses to or from third parties;

(z)           any encumbrances or restriction (including, but not limited to, pursuant to put and call agreements or buy/sell arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(aa)         (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Subsidiary has easement rights or on any leased property and subordination or similar agreements, relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property; and

(bb)         Liens securing Debt issued pursuant to any Credit Facility (including but not limited to in respect of letters of credit or bankers’ acceptances issued or created thereunder), in a maximum principal amount at any time outstanding not exceeding in the aggregate the amount equal to the greater of (i)(A) $2,250,000,000 plus (B) (x) the greater of $1,700,000,000 and the Borrowing Base less (y) the aggregate principal amount of Debt outstanding under any Receivables Financings and (ii) at the time of incurrence of such Debt and after giving pro forma effect, the Consolidated Non-Guarantor and Secured Leverage Ratio would be no greater than 4.50 to 1.00.

For purposes of determining compliance with this definition, (u) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category), (v) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, (w) the principal amount of Debt secured by a Lien outstanding under any category of Permitted Liens shall be determined after giving effect to the application of proceeds of any such Debt to Refinance any such other Debt, (x) any Lien securing Debt that was permitted to secure such Debt at the time of the incurrence of such Debt shall also be permitted to secure any increase in the amount of such Debt in connection with the accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Debt and the payment of dividends on Capital Stock constituting Debt in the form of additional shares of the same class of Capital Stock, (y) if any Debt or other obligation is secured by any Lien outstanding under any category of Permitted Liens measured by reference to a percentage of Consolidated Tangible Assets at the time of incurrence of such Debt or other obligations, and is Refinanced by any Debt or other obligation secured by any Lien incurred by reference to such category of Permitted Liens, and such Refinancing would cause the percentage of Consolidated Tangible Assets to be exceeded if calculated based on the Consolidated Tangible Assets on the date of such Refinancing, such percentage of Consolidated Tangible Assets shall not be deemed to be exceeded (and such Refinancing Lien shall be deemed permitted) so long as the principal amount of such Refinancing Debt or other obligation does not exceed the principal amount of such Debt or other obligation being Refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such Refinancing and (z) if any Debt or other obligation is secured by any Lien outstanding under any category of Permitted Liens measured by reference to a dollar amount, and is Refinanced by any Debt or other obligation secured by any Lien incurred by reference to such category of Permitted Liens, and such Refinancing would cause such dollar amount to be exceeded, such dollar amount shall not be deemed to be exceeded (and such Refinancing Lien shall be deemed permitted) so long as the principal amount of such Refinancing Debt or other obligation does not exceed the principal amount of such Debt being Refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such Refinancing.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization, estate or government or other agency or political subdivision thereof or other entity of any kind.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Principal” of a debt security, including the Notes, means the principal of such security plus, when appropriate, the premium, if any, on such security.

“Private Placement Legends” means the legends initially set forth on the Initial Notes or Additional Notes in the form set forth on Exhibit B hereto under the heading “Global Notes Legend,” or “Regulation S Legend.”

“Purchase Money Obligations” means any Debt incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“Put Amount” has the meaning set forth in Section 4.14.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A under the Securities Act.

“Rating Agencies” means (a) S&P and Moody’s or (b) if S&P or Moody’s or both of them are not making ratings of the Notes publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody’s or both, as the case may be.

“Rating Category” means (a) with respect to S&P, any of the following categories (any of which may include a “+” or “-”): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (b) with respect to Moody’s, any of the following categories (any of which may include a 1, 2 or 3):  Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (c) the equivalent of any such categories of S&P or Moody’s used by another Rating Agency, if applicable.

“Receivables Financing” means, with respect to the Company or any of its Subsidiaries, any discounting, factoring or securitization arrangement pursuant to which the Company or any Subsidiary sells, conveys or otherwise transfers to a Subsidiary or any other Person, or grants a security interest in, any accounts receivable originated by the Company or such Subsidiary, as the case may be, together with any related assets, or pursuant to which ownership interests in, or notes, commercial paper, certificates or other debt instruments may be secured by such accounts receivable and related assets.

“Redeemable Stock” means, with respect to any Person, Capital Stock of such Person that by its terms or otherwise (a) is required, directly or indirectly, to be redeemed on or prior to the ninetieth day after the Stated Maturity of the Notes, (b) is redeemable or puttable, directly or indirectly, at the option of the holder thereof at any time on or prior to the ninetieth day after the Stated Maturity of the Notes, or (c) is exchangeable or convertible into another security (other than a security that is not itself Redeemable Stock).

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease, satisfy and discharge or retire, or to issue Debt in exchange or replacement for, such Debt.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Registrar” has the meaning set forth in Section 2.03.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” has the meaning set forth in Section 2.01(b).

“Restricted Note” has the meaning set forth in Rule 144(a)(3) under the Securities Act.

“Restricted Period” means the 40-day restricted period referred to in Regulation S.

“S&P” means S&P Global Ratings or its successors.

“Sale and Lease-Back Transaction” means the leasing by the Company or any Subsidiary of any property, whether owned at the date of this Indenture or acquired after the date of this Indenture (except for temporary leases for a term, including any renewal term, of up to three years and except for leases between the Company and any Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Company or such Subsidiary to any party with the intention of taking back a lease of such property.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Credit Agreements” means, collectively, the Senior ABL Agreement and the Senior Term Agreement.

“Senior ABL Agreement” means the Credit Agreement, dated as of April 12, 2012, among the Company, the other borrowers party thereto from time to time, the lenders and other financial institutions party thereto from time to time, and Wells Fargo Bank, National Association (as successor in interest to General Electric Capital Corporation), as administrative agent and collateral agent, as amended by Amendment No. 1 to ABL Credit Agreement, dated as of June 28, 2013, Amendment No. 2 to ABL Credit Agreement, dated as of September 18, 2015, and Amendment No. 3 to ABL Credit Agreement, dated as of April 5, 2017 and as such agreement may be further amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior ABL Agreement or one or more other credit agreements or otherwise, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Senior ABL Agreement).

“Senior Term Agreement” means the Credit Agreement, dated as of April 12, 2012, among the Company, the lenders and other financial institutions party thereto from time to time, and Bank of America, N.A., as administrative agent and collateral agent, as amended by Amendment No. 1 to Credit Agreement, dated as of February 15, 2013, and Amendment No. 2 to Credit Agreement, dated as of February 6, 2014, Incremental Amendment No. 1 to Credit Agreement, dated as of August 13, 2015, Fourth Amendment to Credit Agreement, dated as of October 14, 2016 and Fifth Amendment to Credit Agreement, dated as of August 31, 2107, and as such agreement may be further amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Term Agreement or one or more other credit agreements or otherwise, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Senior Term Agreement).

“Significant Subsidiary” means any Subsidiary Guarantor that would be a “significant subsidiary” as defined in Article 1, Rule 1 02 of Regulation S-X, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any Debt, the date specified in such Debt as the fixed date on which the payment of principal of such Debt is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase or repayment of such Debt at the option of the holder thereof upon the happening of any contingency).

“Subsidiary” means, with respect to any Person,

(a)           a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or

(b)           any other Person (other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least majority ownership interest and the power to direct the policies, management and affairs thereof.

For purposes of this definition, any director’s qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor pursuant to this Indenture of all of the Company’s obligations with respect to the Notes and this Indenture.

“Subsidiary Guarantor” means any Domestic Subsidiary of the Company that executes a Guarantee of the Notes.

“Temporary Cash Investments” means any of the following: (i) any investment in (x) direct obligations of the United States of America, Canada, a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Company or a Subsidiary in that country or with such funds, or any agency or instrumentality of any thereof, or obligations Guaranteed by the United States of America, Canada, or a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Company or a Subsidiary in that country or with such funds, or any agency or instrumentality of any of the foregoing, or obligations guaranteed by any of the foregoing or (y) direct obligations of any foreign country recognized by the United States of America rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (ii) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (x) any bank or other institutional lender under a Credit Facility or any affiliate thereof, (y) JPMorgan Chase Bank, N.A., SunTrust Bank, Wells Fargo Bank, National Association, Bank of America, N.A., Scotiabank, The Toronto-Dominion Bank, Bank of Montreal or any of their respective affiliates, or (z) a bank or trust company that is organized under the laws of the United States of America, any state thereof, Canada, any province thereof, or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long term debt is rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made, (iii) repurchase obligations for underlying securities or instruments of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 24 months after the date of acquisition, issued by a Person (other than that of the Company or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (v) Investments in securities maturing not more than 24 months after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America or any province of Canada, or by any political subdivision or taxing authority of any thereof, and rated at least “BBB-” by S&P or “Baa3” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vi) Indebtedness or Preferred Stock (other than of the Company or any of its Subsidiaries) having a rating of “A” or higher by S&P or “A2” or higher by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vii) investment funds investing 95.0% of their assets in securities of the type described in clauses (i) through (vi) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution), (viii) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America or Canada, in each case, having capital and surplus in excess of $250.0 million (or the foreign currency equivalent thereof), or investments in money market funds subject to the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, and (ix) similar investments approved by the Board of Directors in the ordinary course of business.

“TIA” means the Trust Indenture Act of 1939, as amended, as in effect on the date hereof.

“Transfer Agent” has the meaning set forth in Section 2.03.

“Treasury Rate” means, as of any redemption date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two business days prior to the redemption date) of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 (519) with respect to each applicable day during such week (or, if such Statistical Release is no longer published or publicly available, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 15, 2021; provided, however, that if the period from the redemption date to October 15, 2021 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” has the meaning set forth in the preamble to this Indenture and includes the successors of such entity appointed in accordance within the terms of this Indenture.

“U.S. Government Obligations” means money or direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged.

“U.S. Person” means a U.S. Person as defined in Rule 902 under the Securities Act.

“Unrestricted Cash” means cash or Cash Equivalents and Temporary Cash Investments of the Company and any of its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Company and its Subsidiaries.

“Unrestricted Global Notes” has the meaning set forth in Section 2.06(c).

“Wholly Owned Domestic Subsidiary” means a Domestic Subsidiary of a Person all the Capital Stock of which (other than directors’ qualifying shares) is owned by such Person or another Wholly Owned Domestic Subsidiary of such Person.

Section 1.02.            Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

Section 1.03.            Rules of Construction.  Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           “or” is not exclusive;

(3)           words in the singular include the plural, and words in the plural include the singular;

(4)           provisions apply to successive events and transactions;

(5)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision; and

(6)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

ARTICLE II

THE NOTES

Section 2.01.            Forms Generally.

(a)           Form and Dating.  The Initial Notes and any Additional Notes, and the Trustee’s certificate of authentication thereof, shall be substantially in the form of Exhibit A hereto with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or agreements to which the Company is subject, if any, or usage.  The Company shall approve the form of the Notes and any notation, legend or endorsement on them, and such approval shall be evidenced by the execution of such Notes by at least one Officer of the Company.  Each Note shall be dated the date of its authentication.  The terms and provisions contained in the forms of the Notes, annexed hereto as Exhibit A, shall constitute and are hereby expressly made a part of this Indenture.  However to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and shall be controlling.  The Notes shall be issued only in registered form without coupons and only in minimum denominations of $2,000 in principal amount and any integral multiples of $1,000 in excess thereof.

(b)           Global Notes.  Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more Global Notes, substantially in the form set forth in Exhibit A hereto, bearing the appropriate legends set forth on Exhibit B hereto (the “144A Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or its nominee, as the case may be, and duly executed by the Company and authenticated by the Trustee (or its agent in accordance with Section 2.02) as hereinafter provided.  The aggregate principal amount of the 144A Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the 144A Global

Note and recorded in the Note Register, as hereinafter provided.  Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Notes, substantially in the form set forth in Exhibit A hereto, bearing the appropriate legends set forth on Exhibit B hereto (the “Regulation S Global Note”).  The Regulation S Global Note shall be registered in the name of the Depositary or its nominee, as the case may be, and deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee (or an authenticating agent appointed by the Trustee in accordance with Section 2.02) as hereinafter provided, for credit to the respective accounts of owners of beneficial interests in such Regulation S Global Note or to such other accounts as they may direct.  The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Regulation S Global Note and recorded in the Note Register, as hereinafter provided.

Upon the transfer, exchange or replacement of any Initial Note or Additional Note, as applicable, if any Initial Note or Additional Note, as applicable, shall remain outstanding, the Registrar shall deliver such Initial Note or Additional Note, as applicable, only in global form, subject to Section 2.06(a), and such Initial Note or Additional Note, as applicable, shall continue to bear the applicable legends set forth in Exhibit B hereto.  In the case of a 144A Global Note, such legends shall include the applicable Private Placement Legend unless (x) the appropriate period referred to in Rule 144 under the Securities Act has elapsed or (y) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the Securities Act.

(c)           Book-Entry Provisions.  This Section 2.01(c) shall apply to the 144A Global Notes, the Regulation S Global Note and any Unrestricted Global Note (as defined in Section 2.06(c)) (collectively, the “Global Notes”) deposited with or on behalf of the Depositary.

Except as provided in Section 2.06(a), Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee or any custodian of the Depositary or under such Global Note, and the Depositary may be treated by the Company, a Subsidiary Guarantor, the Trustee and any agent of the Company, a Subsidiary Guarantor or the Trustee as the sole owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, a Subsidiary Guarantor, the Trustee or any agent of the Company, a Subsidiary Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such persons governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action that a Holder is entitled to take under this Indenture, the Notes or the Subsidiary Guarantees.

Except as otherwise provided in any agreement between the Company or a Subsidiary Guarantor and a registered Holder of a Global Note or its agents, none of the Company, a Subsidiary Guarantor, the Trustee nor any agent of the Company, a Subsidiary Guarantor or the Trustee shall have any responsibility or liability for any aspect of the records of a registered Holder of a Global Note relating to beneficial ownership interests of such Global Note.

Except as provided in Section 2.06(a), owners of a beneficial interest in Global Notes will not be entitled to receive physical delivery of certificated Notes.

Section 2.02.            Execution and Authentication; Aggregate Principal Amount.  At least one Officer shall sign the Notes for the Company by facsimile or manual signature.

If a Person whose signature is on a Note as an Officer no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate and make available for delivery 5.375% Senior Notes due 2026 of the Company in an aggregate principal amount of $750,000,000 (the “Initial Notes”) for original issue on the Issue Date upon a written order of the Company signed by an Officer of the Company to a Trust Officer.  As long as permitted under the other provisions of this Indenture, the Company may issue after the Issue Date, and the Trustee shall authenticate, additional 5.375% Senior Notes due 2026 of the Company (the “Additional Notes”) in an unlimited amount for original issue upon a written order of the Company signed by an Officer of the Company to a Trust Officer.  Each such written order shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and whether the Notes are to be Initial Notes or Additional Notes.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Notes, which authenticating agent shall be compensated by the Company.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so, except with regard to the original issuance of the Notes.  Except as provided in the preceding sentence, each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Agent.

Section 2.03.            Registrar, Transfer Agent and Paying Agent.  The Company shall maintain an office or agency where Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), an office or agency where the Notes may be transferred or exchanged (the “Transfer Agent”), an office or agency where Notes may be presented for payment (“Paying Agent”) and an office or agency where notices or demands to or upon the Company in respect of the Notes may be served.  The Company may have one or more co-Registrars, one or more Transfer Agents and one or more additional Paying Agents.  The term “Paying Agent” includes any additional Paying Agent.

Subject to any applicable laws and regulations, the Company shall cause the Registrar to keep a register (the “Note Register”) at its Corporate Trust Office in which, subject to such reasonable regulations it may prescribe, the Company shall provide for the registration of ownership, exchange, and transfer of the Notes.  Such registration in the Note Register shall be conclusive evidence of the ownership of Notes.  Included in the books and records for the Notes shall be notations as to whether such Notes have been paid, exchanged or transferred, canceled, lost, stolen, mutilated or destroyed and whether such Notes have been replaced.  In the case of the replacement of any of the Notes, the Registrar shall keep a record of the Note so replaced and the Note issued in replacement thereof.  In the case of the cancellation of any of the Notes, the Registrar shall keep a record of the Note so canceled and the date on which such Note was canceled.

The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture.  Each such agreement shall implement the provisions of this Indenture that relate to such Agent.  The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent.  The Company may change an Agent without prior notice to the Holders.  In the event that there is a change in the address of an Agent or if the Company changes an Agent, the Company shall promptly notify the Trustee and Holders in writing.  If the Company fails to maintain a Registrar, Transfer Agent or Paying Agent, the Trustee shall act as such.

The Company initially appoints the Trustee as Registrar, Transfer Agent and Paying Agent in connection with the Notes.

Section 2.04.            Paying Agent To Hold Money in Trust.  The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders all money held by the Paying Agent for the payment of principal of or interest on the Notes, and such Paying Agent shall notify the Trustee in writing of any default by the Company in making any such payment.  If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed.  Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee,

Section 2.05.            Securityholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten Business Days before each Interest Payment Date but not later than the Record Date for such Interest Payment Date, if such date is earlier, and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

The Trustee shall be entitled to rely upon a certificate of the Registrar, the Company or such other Paying Agent, as the case may be, as to the names and addresses of the Securityholders and the principal amounts and serial numbers of the Notes.

Section 2.06.            Transfer and Exchange.

(a)           Where Notes are presented to the Registrar or a co-Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange in accordance with the requirements of this Section 2.06.  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like aggregate principal amount, at the Registrar’s request.

Upon presentation for exchange or transfer of any Note as permitted by the terms of this Indenture and by any legend appearing on such Note, such Note shall be exchanged or transferred upon the Note Register and one or more new Notes shall be authenticated and issued in the name of the Holder (in the case of exchanges only) or the transferee, as the case may be.  No exchange or transfer of a Note shall be effective under this Indenture unless and until such Note has been registered in the name of such Person in the Note Register.  Furthermore, the exchange or transfer of any Note shall not be effective under this Indenture unless the request for such exchange or transfer is made by the Holder or by a duly authorized attorney-in-fact at the office of the Registrar.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

No service charge to the Securityholder shall be made for any registration of transfer or exchange, but the Company or the Trustee may require from the transferring or exchanging Securityholder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06, 4.14 or 9.05).  The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before a notice of redemption of the Notes is given and ending at the close of business on the day such notice is given and (ii) selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Note being redeemed in part.

If a Note is a Restricted Note in certificated form, then as provided in this Indenture and subject to the limitations herein set forth, the Holder, provided it is a Qualified

Institutional Buyer or a Holder pursuant to Regulation S, may exchange such Note for a Book-Entry Security by instructing the Trustee to arrange for such Note to be represented by a beneficial interest in a Global Note in accordance with the customary procedures of the Depositary or its nominee (as the case may be).

In accordance with the provisions of this Indenture and subject to Section 2.06(b)(vi) and certain limitations herein set forth, an owner of a beneficial interest in a Global Note may request through the Depositary a Note in certificated form, in exchange in whole or in part, as the case may be, for such beneficial owner’s interest in the Global Note.

Notwithstanding the foregoing, no Global Note shall be registered for transfer or exchange, or authenticated and delivered, whether pursuant to this Section 2.06, Section 2.07, 2.10 or 3.06 or otherwise, in the name of a person other than the Depositary for such Global Note or its nominee until (i) the Company notifies the Trustee in writing that the Depositary is unwilling or unable to continue as Depositary for such Global Note or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days, (ii) the Company executes and delivers to the Trustee a Company order that all such Global Notes shall be exchangeable or (iii) there shall have occurred and be continuing an Event of Default and the Depositary requests such exchange.  Upon the occurrence in respect of any Global Note representing the Notes of any one or more of the conditions specified in clause (i), (ii) or (iii) of the preceding sentence, such Global Note may be registered for transfer or exchange for Notes registered in the names of, authenticated and delivered to, such persons as the Depositary shall direct in writing.

Except as provided above and in Section 2.06(b)(vi), any Note authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Note, whether pursuant to this Section 2.06, Section 2.07, 2.10 or 3.06 or otherwise, shall also be a Global Note and bear the applicable legend specified in Exhibit A hereto.

The Company and the Trustee shall not have any liability to any Person relating to (i) the performance by the Depositary or any of their respective direct or indirect Participants under the Applicable Rules, or (ii) maintaining, supervising or reviewing any records of such entities relating to the Notes.

(b)           Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 2.06(a) and this Section 2.06(b); provided, however, that a beneficial interest in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the restricted Note legend on the Note, if any and the Trustee shall have no responsibility with respect to any such transfers.

(i)            Except for transfers or exchanges made in accordance with any of clauses (iii), (iv), (v), (vi) or (vii) of this Section 2.06(b), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(ii)           [Reserved].

(iii)          Regulation S Global Note.  During the Restricted Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged, or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Global Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the U.S. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a 144A Global Note shall be made only in accordance with the Applicable Procedures and the Global Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest.  Such written certification shall no longer be required after the expiration of the Restricted Period.  Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Note shall be transferrable in accordance with applicable law the other terms of this Indenture.

(iv)          144A Global Note to Regulation S Global Note.  If the Holder of a beneficial interest in the 144A Global Note at any time wishes to exchange its interest in such 144A Global Note for an interest in the Regulation S Global Note, or to transfer its interest in such 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such transfer or exchange may be effected only in accordance with this clause (iv) and the Applicable Procedures.  Upon receipt by the Registrar of (A) instructions given in accordance with the Applicable Procedures directing the Registrar to credit or cause to be credited an interest in the Regulation S Global Note in a specified principal amount and to cause to be debited an interest in the 144A Global Note in such specified principal amount, and (B) a certificate in the form of Exhibit E attached hereto given by the Holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and (x) pursuant to and in accordance with Regulation S or (y) that the Note being transferred is being transferred in a transaction permitted by Rule 144, then the Registrar shall instruct the Depositary or its nominee (as the case may be) to reduce or cause to be reduced the principal amount of the 144A Global Note and to increase or cause to be increased the principal amount of the Regulation S Global Note by the aggregate principal amount of the interest in the 144A Global Note to be exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Note having a principal amount equal to the principal amount by which the amount of the 144A Global Note was reduced upon such exchange or transfer.

(v)           Regulation S Global Note to 144A Global Note.  If the Holder of a beneficial interest in the Regulation S Global Note at any time wishes to exchange its interest in the Regulation S Global Note for an interest in the 144A Global Note, or to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the 144A Global Note such transfer may be effected only in accordance with this clause (v) and the Applicable Procedures.  Upon receipt by the Registrar of (A) instructions given in accordance with the Applicable Procedures directing the Registrar to credit or cause to be credited an interest in the 144A Global Note in a specified principal amount and to cause to be debited an interest in the Regulation S Global Note in such specified principal amount, and (B) a certificate in the form of Exhibit F attached hereto given by the Holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and stating that (x) the Person transferring such Interest reasonably believes that the Person acquiring such interest is a QIB and is obtaining such interest in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or (y) that the Person transferring such interest is relying on an exemption other than Rule 144A from the registration requirements of the Securities Act and, in such circumstances, such Opinion of Counsel as the Company may reasonably request to ensure that the requested transfer or exchange is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall instruct the Depositary or its nominee (as the case may be) to reduce or cause to be reduced the principal amount of the Regulation S Global Note and to increase or cause to be increased the principal amount of the 144A Global Note by the aggregate principal amount of the interest in the Regulation S Global Note to be exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the 144A Global Note having a principal amount equal to the principal amount by which the amount of the Regulation S Global Note was reduced upon such exchange or transfer.

(vi)          Global Notes to Certificated Notes.  In the event that a Global Note is exchanged for Notes in certificated, registered form pursuant to Section 2.06(a), unless pursuant to an effective Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (iv) and (v) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company or the Trustee.

(vii)         Other Transfers.  The Registrar shall effect and register, upon receipt of a written request from the Company to do so, a transfer not otherwise permitted by this Section 2.06, such registration to be done in accordance with the otherwise applicable provisions of this Section 2.06, upon the furnishing by the proposed transferor or transferee of a written opinion of counsel (which opinion of counsel are satisfactory to the Company) to the effect that, and such other certifications of information as the Company may require (including, in the case of a transfer to an Accredited Investor (as defined in Rule 501(a)(1), (2), (3) or (7) under Regulation D promulgated under the Securities Act) a certificate substantially in the form attached hereto as Exhibit H) to confirm that, the proposed transfer is being made pursuant to the exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

(c)                                  If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable Private Placement Legend set forth in Exhibit B hereto, the Notes so issued shall continue to bear the applicable Private Placement Legend, and a request to remove such legend from Notes will not be honored unless (i) there is delivered to the Trustee an Opinion of Counsel to the effect that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act or (ii) the date of such transfer, exchange or replacement is one year after the later of (x) the issue date of such Note and (y) the last date that the Company or any affiliate (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Notes (or any predecessor Notes thereof).  Upon compliance with the foregoing, the Trustee, upon a written order of the Company signed by an Officer of the Company, shall authenticate and deliver Notes that do not bear such legend (the “Unrestricted Global Notes”).

(d)                                 The Trustee shall have no responsibility for any actions taken or not taken by the Depositary.

(e)                                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among the Depositary’s Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation, as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07.                                    Replacement Notes.  If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that such Note has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Note, and the Trustee shall authenticate such replacement Note if the Trustee’s requirements are met.  An indemnity bond must be provided by the Securityholder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced.  The Company or the Trustee may charge such Holder for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company.

Section 2.08.                                    Outstanding Notes.  Notes outstanding at any time are all Notes that have been authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.  A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the Paying Agent holds (or, if the Company or a Subsidiary is the Paying Agent, segregates and holds in trust), in accordance with this Indenture, on the maturity or redemption date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and interest on them shall cease to accrue.

Section 2.09.                                    Treasury Securities.  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee has been notified in writing are so owned shall be so disregarded.

Section 2.10.                                    Temporary Notes.  Until definitive Notes are ready for delivery, the Company may prepare, and the Trustee shall authenticate upon written order of the Company signed by an Officer thereof, temporary Notes.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare, and the Trustee shall authenticate, definitive Notes in exchange for temporary Notes.

Until such exchange, such temporary Notes shall be entitled to the same rights, benefits and privileges as the definitive Notes.

Section 2.11.                                    Cancellation.  The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and the Trustee shall dispose of such Notes in accordance with its customary procedures.  The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation.

Section 2.12.                                    Defaulted Interest.  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the Persons who are Securityholders on a subsequent special record date.  Such special record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day.  At least 15 days before the special record date, the Company shall give or cause to be given to each Securityholder and the Trustee a written notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.13.                                    CUSIP and ISIN Numbers.  The Company in issuing the Notes may use one or more “CUSIP” and “ISIN” numbers (if then generally in use).  If so, the Trustee shall use CUSIP and ISIN numbers, as appropriate, in notices of redemption as a convenience to Securityholders; provided that any such notice may state that no representation is made as to the correctness of such numbers or codes either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee in writing of any change in a CUSIP or ISIN number.

Section 2.14.                                    Deposit of Moneys.  On or before 11:00 A.M., New York City time, on each payment date, the Company shall deposit with the Trustee or Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such payment date.  The principal amount and interest due on Book-Entry Securities shall be payable to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Book-Entry Securities represented thereby.  The principal amount and interest on Notes in certificated form shall be payable at the office of the Paying Agent; provided, however, that the Company, at its option, may pay interest through the Paying Agent by check by mailing such check to the Holder’s registered address set forth in the register.

ARTICLE III

REDEMPTION

Section 3.01.                                    Notices to Trustee.  If the Company elects to redeem Notes pursuant to Section 3.02 below, it shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed and the provision of this Indenture pursuant to which the redemption will occur.

The Company shall give the notice to the Trustee provided for in this Section at least 45 days before the redemption date, unless the Trustee consents in writing to a shorter notice period.  Such notice shall be accompanied by an Officer’s Certificate and an Opinion of Counsel to the effect that such redemption will comply with the conditions contained in this Indenture and will set forth the redemption price.

Section 3.02.                                    Redemption Price.

(a)                                 Except as set forth in paragraphs (b) and (c) below, the Notes will not be redeemable at the option of the Company prior to October 15, 2021.  Thereafter, the Company may redeem all or any portion of the Notes, at once or over time, upon not less than 10 nor more than 60 days’ prior notice (provided notice may be given more than 60 days in connection with Article VIII).  The Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest to but excluding the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the redemption date).  The following prices are for Notes redeemed during the 12-month period commencing on October 15 of the years set forth below, and are expressed as percentages of principal amount:

Year	Redemption Price
2021	102.688%
2022	101.344%
2023 and thereafter	100.000%

(b)                                 In addition, at any time and from time to time, on or prior to October 15, 2021, the Company may redeem up to a maximum of 40% of the original aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) with the proceeds of one or more Equity Issuances, at a redemption price equal to 105.375% of the principal amount thereof, plus accrued and unpaid interest to but excluding the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the redemption date); provided, however, that after giving effect to any such redemption, at least 50% of the original aggregate principal amount of the Notes issued on the Issue Date remains outstanding (excluding Notes held by the Company or any of its Affiliates).  Any such redemption shall be made within 180 days of such Equity Issuance upon not less than 10 nor more than 60 days’ prior notice.

(c)                                  At any time prior to October 15, 2021, the Company may redeem, at its option, all or part of the Notes upon not less than 10 nor more than 60 days’ prior notice (provided notice may be given more than 60 days in connection with Article VIII) at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest to but excluding the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the redemption date).

(d)                                 Any redemption of Notes (including in connection with an Equity Issuance) or notice thereof may, at the Company’s discretion, be subject to the satisfaction (or waiver by the Company in its sole discretion) of one or more conditions precedent, which may include consummation of any related Equity Issuance. If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Company’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been (or, in the Company’s sole determination, may not be) satisfied (or waived by the Company in its sole discretion) by the date of redemption, or by the date of redemption so delayed.

(e)                                  In the case of any partial redemption, subject to the applicable procedures of the Depositary, selection of the Notes for redemption will be made by the Trustee, from the outstanding Notes not previously called for redemption, in compliance with the requirements of the Depositary or of the principal securities exchange, if any, on which the Notes are listed (provided the Trustee is aware of such listing), or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate; provided that no Note of $2,000 in principal amount or less shall be redeemed in part.

(f)                                   Subject to compliance with Article IV, the Company and any of its Subsidiaries may at any time purchase any Notes in open market or other transactions.

Section 3.03.                                    Notice of Redemption.  At least 10 days but not more than 60 days before a date for redemption of Notes (provided notice may be given more than 60 days in connection with the satisfaction and discharge of this Indenture or a defeasance), the Company shall give a notice of redemption to the Trustee and to each Holder of Notes to be redeemed or otherwise in accordance with the applicable procedures of the Depository.

The notice shall identify the Notes to be redeemed and shall state:

(A)                               the redemption date;

(B)                               the redemption price and the amount of accrued interest, if any, to be paid;

(C)                               the name and address of the Paying Agent;

(D)                               the provision of this Indenture pursuant to which the Notes called for redemption are being redeemed and, if such redemption is subject to any conditions precedent, the disclosure related to such conditions precedent as contemplated by Section 3.02(d);

(E)                                that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(F)                                 that, if any Note (other than a Global Note) is being redeemed in part, the portion of the principal amount (equal to $2,000 in principal amount or any integral multiple of $1,000 in excess thereof) of such Note to be redeemed and that, on and after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued;

(G)                               that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after such redemption date; and

(H)                              the CUSIP or ISIN number, if any, and that no representation is made as to the correctness or accuracy of such CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.  In such event, the Company shall provide the Trustee with the information required by clauses (A), (B), (C) and (D) at least 15 days before the redemption date, unless the Trustee consents in writing to a shorter notice period.

Section 3.04.                                    Effect of Notice of Redemption.  Once notice of redemption is given, subject to satisfaction or waiver of any conditions precedent pursuant to Section 3.02(d), Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice.  Upon surrender of any Notes to the Paying Agent, subject to the Company’s compliance with Section 3.05 herein, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest, if any, to but excluding the redemption date.

Section 3.05.                                    Deposit of Redemption Price.  On or before 11:00 A.M., New York City time, on the redemption date, the Company shall deposit or cause to be deposited with the Paying Agent in immediately available funds (or, if the Company or an Affiliate is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation.

Section 3.06.                                    Notes Redeemed in Part.  Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered; provided, however, that each such Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

Section 3.07.                                    Payment of Notes Called for Redemption.  If notice of redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the applicable redemption date at the redemption price stated therein, together with accrued interest to but excluding such redemption date, and on and after such date (unless the Company shall default in the payment of such Notes at the redemption price and accrued interest to the redemption date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest.  Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the applicable redemption price, together with accrued interest, if any, to but excluding the applicable redemption date; provided, however, that if an Interest Payment Date is on or prior to a redemption date, the accrued interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the Person in whose name the Note is registered at the close of business on the relevant Record Date.

ARTICLE IV

COVENANTS

Section 4.01.                                    Payment of Notes.  The Company shall pay, or cause to be paid, the principal of and interest on the Notes on the dates and in the manner provided herein and in the Notes.  Principal or interest shall be considered paid on the date due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay all principal and interest payable in cash in each case as then due.  The Company shall pay interest on overdue principal, as the case may be, at the rate specified therefor in the Notes.

Section 4.02.                                    Maintenance of Office or Agency.  The Company shall maintain a Transfer Agent and Paying Agent and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 11.02.  Notwithstanding the foregoing, the Trustee is not the agent of the Company or any Guarantor for purposes of service of legal process.

The Company may also from time to time designate one or more other Transfer Agents and Paying Agents and may from time to time rescind such designations; provided that no such designation or rescission shall in any matter relieve the Company of its obligation to maintain an office or agency pursuant to this Section 4.02.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the office of the Trustee or its agent located at the address set forth in Section 11.02, as Registrar, Transfer Agent and Paying Agent of the Company in accordance with Section 2.03.

Section 4.03.                                    Existence.  Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its (1) corporate existence and the corporate, limited liability, partnership or other existence of each of its Subsidiaries in accordance with their respective organizational documents and (2) the material rights (charter and statutory), licenses and franchises of the Company and each of its Subsidiaries; provided that (i)(x) neither the Company nor any of its Subsidiaries shall be required to preserve any such right or franchise, or existence and (y) the Company may permit any of its Subsidiaries to convert to or from a corporation, limited liability company or partnership, in each case, if the Board of Directors of the Company or such Subsidiary shall determine that the loss thereof or such conversion is not materially adverse to the Company and (ii) nothing in this Section 4.03 shall prevent the Company from taking any action that complies with the provisions of Section 5.01.

Section 4.04.                                    Payment of Taxes and Other Claims.  The Company shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before any penalty accrues from the failure to so pay or discharge, (1) all material taxes, assessments and governmental charges levied or imposed upon it or any of such Subsidiaries or upon the income, profits or property of it or any of such Subsidiaries, and (2) all material, lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property or the property of any Subsidiary; provided that there shall not be required to be paid or discharged any such tax, assessment, charge or claim if the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and adequate provision therefor has been made.

Section 4.05.                                    Compliance Certificates.

(a)                                 The Company shall deliver to the Trustee within 120 days after the end of the Company’s fiscal year an Officer’s Certificate, stating whether or not the signers, after due inquiry, know of any Default or Event of Default which occurred during such fiscal year.  An Officer’s Certificate delivered within 120 days after the end of the Company’s fiscal year shall also contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company as to such officer’s knowledge of the Company’s compliance with all conditions and covenants under this Indenture.  If the officer does know of such a Default or Event of Default, the certificate shall describe any such Default or Event of

Default, and its status.  The first certificate to be delivered pursuant to this Section 4.05(a) shall be for the fiscal year ending February 3, 2019.

(b)                                 The Company shall deliver to the Trustee within 10 days after the Company becomes aware of the occurrence of each Default or Event of Default which is continuing, an Officer’s Certificate (which need not comply with the requirements of Section 11.05) setting forth the details of such Default or Event of Default, and the action which the Company has taken and proposes to take with respect thereto.  Following receipt of such Officer’s Certificate, the Trustee shall send the notice called for by Section 7.05, except as provided therein.

Section 4.06.                                    Reports to Holders.

(a)                                 Notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Company will file with the SEC (unless such filing is not permitted under the Exchange Act or by the SEC, in which case the Company shall provide such information to the Trustee and Holders of the Notes without cost to the Trustee or any Holder), so long as the Notes are Outstanding, the annual reports, information, documents and other reports that the Company is required to file with the SEC pursuant to such Section 13(a) or 15(d) or would be so required to file if the Company were so subject.

(b)                                 The Company will be deemed to have furnished the reports referred to above to the Trustee and the Holders if any direct or indirect Parent is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act and has filed reports required under Section 13(a) or 15(d) of the Exchange Act with the SEC via the EDGAR (or successor) filing system and such reports are publicly available.

(c)                                  Notwithstanding the foregoing, the Company shall not be required to file or cause to be filed with the Commission or transmit to make available (or to make any filing with the Commission that would be required to include) separate financial statements of any Subsidiary solely as a result of the inclusion of any class of securities of any such Subsidiary as collateral.

(d)                                 Delivery of reports, information and documents (including without limitation reports contemplated under this Section 4.06) to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).  The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants under this Indenture or with respect to any reports or other documents filed with the Commission or posted on the Company’s website pursuant to this Indenture, or participate in any conference calls.  Delivery of reports to the Trustee shall not constitute knowledge of, or notice to, the Trustee of the information contained therein.

Section 4.07.                                    Waiver of Stay, Extension or Usury Laws.  The Company and the Subsidiary Guarantors each covenants (to the full extent permitted by applicable law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, and will actively resist any attempts to claim the benefit of any stay or extension law or any usury law or other law which would prohibit or forgive the Company or any Subsidiary Guarantor from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the full extent permitted by applicable law) the Company and the Subsidiary Guarantors each hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08.                                    [Reserved].

Section 4.09.                                    Incurrence of Non-Guarantor Debt and Issuance of Non-Guarantor Preferred Stock.

(a)                                 The Company shall not permit any of its Subsidiaries that are not Subsidiary Guarantors to Issue, directly or indirectly, any Non-Guarantor Debt (including Acquired Debt) and shall not permit any of its Subsidiaries that are not Guarantors to Issue any Preferred Stock (“Non-Guarantor Preferred Stock”); provided, however¸ that any Subsidiary that is not a Guarantor may Issue, directly or indirectly, Non-Guarantor Debt (including Acquired Debt) and Issue Non-Guarantor Preferred Stock if, at the time of the Issuance and after giving effect thereto, (1) no Default or Event of Default shall have occurred and be continuing and (2) either (x) the Consolidated Non-Guarantor and Secured Leverage Ratio would be no greater than 4.50 to 1.00 or (y) the aggregate principal amount of Non-Guarantor Debt and Non-Guarantor Preferred Stock would not exceed an amount equal to the greater of $150,000,000 and 3.0% of Consolidated Tangible Assets at the time of Issuance of such Debt or Non-Guarantor Preferred Stock.

(b)                                 The foregoing restriction shall not apply to the following items:

(1)                                 any Debt in existence on the Issue Date;

(2)                                 any Acquired Debt;

(3)                                 any Debt under any Foreign Subsidiary Credit Facilities;

(4)                                 any Debt under any Receivables Financing;

(5)                                 Capital Lease Obligations, Purchase Money Obligations and other Debt the proceeds of which are used to acquire assets of the Company and its Subsidiaries; provided that, after giving effect to the Issuance of any such Debt that otherwise complies with this clause (5), the aggregate amount of all Debt then outstanding at any time under this clause (5) and under clause (r) of the definition of “Permitted Lien”, including all Refinancing thereof then outstanding, shall not exceed an amount equal to the greater of

$150,000,000 and 3.0% of Consolidated Tangible Assets at the time of Issuance of such Debt or obligations;

(6)                                 Debt constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation (A) letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Debt with respect to reimbursement type obligations regarding workers’ compensation claims, (B) letters of credit in the nature of security deposit (or similar deposit or security) given to a lessor under an operating lease of real property under which such Person is a lessee, or (C) letters of credit in respect of other operating purposes, including customer or vendor obligations;

(7)                                 Debt arising from agreements providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary, other than Guarantees incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(8)                                 Debt of a Subsidiary owed to and held by the Company or any Subsidiary Guarantor;

(9)                                 Hedge Obligations;

(10)                          shares of Preferred Stock of a Subsidiary issued to the Company or a Subsidiary Guarantor;

(11)                          obligations in respect of customs, stay, bid, appeal, performance and surety bonds, appeal bonds and other similar types of bonds and performance and completion guarantees and other obligations of a like nature or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business or consistent with past practice;

(12)                          any Guarantee by a Subsidiary of Debt or other obligations of any Subsidiary that is not a Subsidiary Guarantor so long as the incurrence of such Debt or other obligations is not prohibited by this Indenture;

(13)                          any extension, renewal, replacement, Refinancing or refunding of any Debt referred to in clause (1) or incurred pursuant to clause (2)(x) of the proviso in Section 4.09(a); provided that any Debt incurred to so extend, renew, replace, Refinance or refund shall be incurred within 360 days of the maturity, retirement or other repayment or prepayment of the Debt referred to in this clause, clause (1) above or incurred pursuant to clause (2)(x) of the proviso in Section 4.09(a) and the principal amount of the Debt incurred to so extend, renew, replace, Refinance or refund shall not exceed the principal amount of Debt being extended, renewed, replaced, refinanced or refunded plus, in each case, fees, underwriting discounts, reasonable tender, redemption or similar premiums and other costs and expenses incurred in connection with such renewal, replacement, Refinancing or refunding;

(14)                          cash management obligations and Debt in respect of netting services, overdraft facilities, employee credit card programs, cash pooling arrangements or similar arrangements in connection with cash management and deposit accounts; provided that, with respect to any cash pooling arrangements, the total amount of all deposits subject to any such cash pooling arrangement at all times equals or exceeds the total amount of overdrafts that may be subject to such cash pooling arrangements;

(15)                          Debt representing deferred compensation to employees of the Company or any Subsidiary incurred in the ordinary course of business; and

(16)                          Debt arising from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Debt is extinguished within two Business Days of its incurrence.

For purposes of determining compliance with, and the outstanding principal amount of any particular Debt incurred pursuant to and in compliance with, this covenant, (i) any other obligation of the obligor on such Debt (or of any other Person who could have incurred such Debt under this covenant) arising under any Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Debt shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Debt; (ii) in the event that Debt meets the criteria of more than one of the types of Debt described above, the Company, in its sole discretion, shall classify such item of Debt and may include the amount and type of such Debt in one or more of such clauses (including in part under one such clause and in part under another such clause); (iii) in the event that Debt could be incurred in part under the first paragraph above, the Company, in its sole discretion, may classify a portion of such Debt as having been incurred under the first paragraph above and the remainder of such Debt as having been incurred under clauses (1) through (16) above; (iv) the amount of Debt issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP; (v) the principal amount of Debt outstanding under any of clauses (1) through (16) above shall be determined after giving effect to the application of proceeds of any such Debt to Refinance any such other Debt; (vi) if any Debt is incurred to Refinance Debt initially incurred (or, Debt incurred to Refinance Debt initially incurred) in reliance on any provision of this covenant measured by reference to a percentage of Consolidated Tangible Assets at the time of incurrence, and such Refinancing would cause such percentage of Consolidated Tangible Assets to be exceeded if calculated based on the Consolidated Tangible Assets on the date of such Refinancing, such percentage of Consolidated Tangible Assets shall not be deemed to be exceeded (and such Refinancing Debt shall be deemed permitted) so long as the principal amount of such Refinancing Debt does not exceed the principal amount of such Debt being Refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such Refinancing; and (vii) if any Debt is incurred to Refinance Debt initially incurred (or, Debt incurred to Refinance Debt initially incurred) in reliance on any provision of this covenant measured by a dollar amount, such dollar amount shall not be deemed to be exceeded (and such Refinancing Debt shall be deemed permitted) to the extent the principal amount of such newly incurred Debt does not exceed the principal amount of such Debt being Refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such Refinancing.

For purposes of determining compliance with any U.S. dollar restriction on the incurrence of Debt where the Debt incurred is denominated in a different currency, the amount of such Debt will be the U.S. Dollar Equivalent determined on the date of the incurrence of such Debt; provided, however, that if any such Debt denominated in a different currency is subject to a currency agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Debt, the amount of such Debt expressed in U.S. dollars will be as provided in such currency agreement. The principal amount of any Refinancing Debt incurred in the same currency as the Debt being Refinanced will be the U.S. Dollar Equivalent of the Debt being Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a currency agreement, in which case the Refinancing Debt will be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Debt exceeds the principal amount of the Debt being Refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such Refinancing Debt is incurred. The maximum amount of Debt that the Subsidiaries that are not Subsidiary Guarantors may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Debt, solely as a result of fluctuations in the exchange rate of currencies.

Section 4.10.                                    [Reserved].

Section 4.11.                                    Limitation on Liens.  The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien (except Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the date of this Indenture or thereafter acquired, securing Debt (the “Initial Lien”)  unless the Notes are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes) the obligations so secured until such time as such obligations are no longer secured by a Lien.  The preceding sentence will not require the Company or any Subsidiary to secure the Notes if the Lien consists of a Permitted Lien.

Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Section 4.12.                                    Limitation on Sale and Lease-Back Transactions.

The Company shall not and shall not permit any Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any of its property or assets, whether owned on the date of this Indenture or thereafter acquired, with another Person (other than with the Company or any Subsidiary Guarantor) unless either:

(a)                                 the Company or such Subsidiary could incur Debt secured by a Lien on the property to be leased in an amount at least equal to the Attributable Value of such Sale and Lease-Back Transaction without equally and ratably securing the Notes; or

(b)                                 within 180 days the Company applies the greater of the net proceeds of the sale of the leased property or the fair value of the leased property, net of all Notes delivered under this Indenture, to the voluntary retirement of Debt for borrowed money and/or the acquisition or construction of any additional property or assets.

Section 4.13.                                    [Reserved](a)             .

Section 4.14.                                    Change of Control.

(a)                                 In the event of any Change of Control Triggering Event, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to a Change of Control offer on the date (the “Change of Control Payment Date”) which is 30 days after the date the Change of Control Notice (as defined below) is given or required to be given (or such later date as is required by applicable law) at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the Change of Control Payment Date (the “Put Amount”).

(b)                                 The Company or, at the request and expense of the Company, the Trustee shall give to all Holders, within ten Business Days after the occurrence of each Change of Control Triggering Event, a notice of the occurrence of such Change of Control Triggering Event (the “Change of Control Notice”), specifying a date by which a Holder must notify the Company of such Holder’s intention to exercise the repurchase right and describing the procedure that such Holder must follow to exercise such right.  The Company is required to deliver a copy of such notice to the Trustee.

Each Change of Control Notice shall state:

(1)                                 that a Change of Control Triggering Event has occurred and describe the transaction or transactions that constitute the Change of Control, that each Holder has the right to require the Company to repurchase all or any part of such Holder’s Note at a purchase price in cash equal to the Put Amount, that the Change of Control offer is being made pursuant to this Section 4.14 and that all Notes tendered will be accepted for payment;

(2)                                 the purchase price and the Change of Control Payment Date;

(3)                                 that any Note not tendered will continue to accrue interest;

(4)                                 that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control offer shall cease to accrue interest on and after the Change of Control Payment Date;

(5)                                 that Holders electing to have a Note purchased pursuant to a Change of Control offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

(6)                                 that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; and

(7)                                 that the Company has the right, pursuant to the provisions described in Section 3.02, to purchase any Notes not tendered as provided therein.

No failure of the Company to give the foregoing notice shall limit any Holder’s right to exercise a repurchase right.  The Company shall comply with all applicable Federal and state securities laws in connection with each Change of Control Notice.

On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control offer, (ii) deposit with the Paying Agent (before 11:00 A.M., New York City time) money sufficient to pay the purchase price of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officer’s Certificate stating the Notes or portions thereof being purchased by the Company.  The Paying Agent shall promptly send to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and send to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered.  Any Notes not so purchased shall be promptly sent by the Company to the Holder thereof.  For purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

The Company will not be required to make a Change of Control offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control offer made by us and purchases all Notes properly tendered and not validly withdrawn under the Change of Control offer, (2) a notice of redemption of all the Notes has been given pursuant to this Indenture as described under Section 3.02, unless and until there is a default in payment of the applicable redemption price or (3) the requirement to make a Change of Control offer is waived or modified with the consent of the Holders of a majority in aggregate principal amount of Notes then outstanding.  Notwithstanding anything to the contrary herein, a Change of Control offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control offer.

Section 4.15.                                    [Reserved].

Section 4.16.                                    [Reserved].

Section 4.17.                                    [Reserved].

Section 4.18.                                    Future Subsidiary Guarantors.  The Company shall not permit any Domestic Subsidiary (other than an Excluded Subsidiary) that is a Wholly Owned Domestic Subsidiary and is not a Subsidiary Guarantor, directly or indirectly, to Issue or guarantee, or suffer to exist any Issuance or guarantee of, the Company’s Debt under Credit Facilities or Capital Markets Securities (in each case, other than any Hedging Obligations and Non-Guarantor Debt not prohibited by the terms hereof), unless such Domestic Subsidiary executes and delivers to the Trustee a Guarantor Supplemental Indenture providing for a Subsidiary Guarantee of the payment of the Notes by such Domestic Subsidiary within 30 days.  The Company shall also have the right to cause any other Subsidiary to guarantee payment of the Notes and become a Subsidiary Guarantor.  Subsidiary Guarantees shall be subject to release and discharge under certain circumstances prior to payment in full of the Notes.

Section 4.19.                                    Consents, etc.  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment

ARTICLE V

SUCCESSOR CORPORATION

Section 5.01.                                    When the Company May Merge, Etc.

(a)                                 The Company shall not consolidate with or merge with or into, or sell, assign, transfer or lease all or substantially all of its properties and assets (either in one transaction or in a series of related transactions) to, any Person, unless:

(1)                                 the Company shall be the continuing Person, or the resulting, surviving or transferee Person (if other than the Company) shall be a corporation or limited liability company organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume by a supplemental indenture all the obligations of the Company under the Notes and this Indenture, and the Notes and this Indenture shall remain in full force and effect;

(2)                                 immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person or any of its Subsidiaries as a result of such transaction as having been Issued by such Person or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(3)                                 each Subsidiary Guarantor, unless it is the other party to the transactions described above, in which case Section 10.08(b) shall apply, shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations under this Indenture and the Notes.

(b)                                 In connection with any consolidation, merger, sale, assignment, transfer or lease contemplated by this Section 5.01, the Company shall deliver, or cause to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer or lease and the supplemental indenture in respect thereto comply with Article V and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 5.02.                                    Successor Corporation Substituted.  Upon any consolidation or merger or any sale, assignment, transfer or lease of all or substantially all of the assets of the Company (or Subsidiary Guarantor, as the case may be) in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if such successor corporation had been named as the Company herein, and the Company will be discharged from all obligations and covenants under this Indenture and the Notes; provided, however, that the Company, in the case of (1) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company as an entirety or virtually as an entirety) or (2) a lease, shall not be released from any of the obligations or covenants under this Indenture.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01.                                    Events of Default.  An “Event of Default” occurs if:

(a)                                 the Company defaults in the payment of interest on any Note when the same becomes due and payable and the default continues for a period of 30 days;

(b)                                 (1) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity or otherwise or (2) the Company fails to redeem or repurchase Notes when required pursuant to this Indenture or the Notes;

(c)                                  the Company fails to comply with the provisions of Article V or Section 10.08;

(d)                                 the Company fails to comply for 30 days after notice with any of its obligations under Sections 4.06 and 4.09 through 4.18;

(e)                                  the Company fails to comply for 60 days after notice with its other agreements contained in this Indenture, the Notes or the Subsidiary Guarantees (other than those referred to in clauses (a)-(d) above);

(f)                                   principal of or interest on Debt of the Company or any of its Significant Subsidiaries is not paid within any applicable grace period or is accelerated by the Holders thereof because of a default and the total amount that is unpaid or accelerated exceeds $150,000,000 or its foreign currency equivalent; provided that no Default or Event of Default will be deemed to occur with respect to such Debt that is paid or otherwise acquired or retired (or for which such failure to pay or acceleration is waived or rescinded) within 20 days after such failure to pay or such acceleration;

(g)                                  the Company or any of its Significant Subsidiaries (A) admits in writing its inability to pay its debts generally as they become due, (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (D) consents to the appointment of a Custodian of it or for substantially all of its property, (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (F) makes a general assignment for the benefit of its creditors, or (G) takes any corporate action to authorize or effect any of the foregoing;

(h)                                 any final judgment or order for the payment of money in excess of $150,000,000 is rendered against the Company or any of its Significant Subsidiaries and (1) there is a period of 90 days following the entry of such judgment or order during which such judgment or order is not discharged, waived or the execution thereof stayed and such default continues for 10 days after the notice specified below or (2) foreclosure proceedings therefor have begun and have not been stayed within five days of the commencement of such foreclosure proceeding; provided, however, that any judgment or order shall not give rise to an Event of Default under this section if and for so long as (i) the amount of such judgment or order is covered by a valid and binding (A) policy of insurance between the defendant and the insurer, which shall be rated at least “A” by A.M. Best Company, covering full payment thereof or (B) indemnification agreement and (ii) such insurer or indemnitor, as applicable, has been notified, and has not disputed the claim made for payment, for the amount of such judgment or order; or

(i)                                     except as permitted by this Indenture, any Subsidiary Guarantee of a Subsidiary Guarantor that is a Significant Subsidiary, or the Subsidiary Guarantees of any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any such Subsidiary Guarantor or group of Subsidiary Guarantors, or any Person acting on behalf of any such Subsidiary Guarantor or group of Subsidiary Guarantors, shall deny or disaffirm its obligations under its Subsidiary Guarantee, if such default were to continue for a period of 10 days.

A Default under clauses (d), (e), (f) or (h) is not an Event of Default until the Trustee or the Holders of at least 30% in aggregate principal amount of the outstanding Notes notify the Company (or the Company and the Trustee in the case of a notice by the Holders) in writing of the Default, and the Company does not cure the Default within the time specified in such clause after receipt of such notice.

Section 6.02.                                    Acceleration.  If an Event of Default (other than an Event of Default with respect to the Company specified in Section 6.01(g)) occurs and is continuing, the

Trustee, by written notice to the Company, or the Holders of at least 30% in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may declare all unpaid principal of and accrued interest on the Notes then outstanding to be due and payable (the “Default Amount”).  Upon a declaration of acceleration, such amount shall be due and payable immediately.

If an Event of Default with respect to the Company specified in Section 6.01(g) occurs, the Default Amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Trustee and the Company, may rescind an acceleration with respect to the Notes and its consequences if (i) all existing Defaults and Events of Default, other than the non-payment of the principal of the Notes which has become due solely by such declaration of acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid and (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Section 6.03.                                    Other Remedies.  Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing and the Holders are entitled to payment as a result of acceleration, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of and/or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

Section 6.04.                                    Waiver of Past Defaults.  Subject only to the provisions of Sections 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the outstanding Notes by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in payment of principal or interest on any Note as specified in clauses (a) and (b) of Section 6.01.  When a Default or Event of Default is waived, it is cured and ceases to exist.

Section 6.05.                                    Control by Majority.  Subject to Section 7.01(b)(iv), the Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.  The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06.                                    Limitation on Remedies.  Except as provided in Section 6.07, a Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1)                                 such Holder has previously given the Trustee written notice that an Event of Default is continuing,

(2)                                 Holders of at least 30% in aggregate principal amount of the outstanding Notes have made a written request to the Trustee to pursue the remedy,

(3)                                 such Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense,

(4)                                 the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)                                 the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a written direction inconsistent with such request within such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07.                                    Rights of Holders To Receive Payment.  Notwithstanding any other provision of this Indenture, the contractual right of any Holder of a Note to receive payment of the principal amount of and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.                                    Collection Suit by Trustee.  If an Event of Default specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of the principal amount, together with, to the extent that payment of such interest is lawful, interest on overdue principal, at the rate per annum specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.                                    Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property.  The Trustee shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

Section 6.10.                                    Priorities.  If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

First:  to the Trustee for amounts due under Section 7.07;

Second:  to Securityholders for amounts due and unpaid on the Notes ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for the principal amount and interest, respectively; and

Third:  to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

Section 6.11.                                    Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by any Holder or a group of Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.12.                                    Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

ARTICLE VII

TRUSTEE

Section 7.01.                                    Rights of Trustee.

(a)                                 General.  The duties and responsibilities of the Trustee shall be as set forth herein.  Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.  Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII.

(b)                                 Certain Rights of Trustee.

(i)                                     the Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person;

(ii)                                  before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, or both, which shall conform to Section 11.05.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel;

(iii)                               the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder;

(iv)                              the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(v)                                 the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided that the Trustee’s conduct does not constitute negligence or willful misconduct;

(vi)                              the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(vii)                           the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect to any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(viii)                        the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(ix)                              the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(x)                                 the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(xi)                              in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(xii)                           In no event shall the Trustee be responsible or liable for special, indirect, punitive, direct or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(xiii)                        The right of the Trustee or an Agent to perform any discretionary act enumerated in this Indenture shall not be construed as a duty.

(xiv)                       The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.02.                                    Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.  Any Agent or Affiliate (including, without limitation, the Initial Purchasers) may do the same with like rights.

Section 7.03.                                    Money Held in Trust.  The Trustee shall not be liable for interest or investment income on any money or securities received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.04.                                    Trustee’s Disclaimer.  The Trustee makes no representation as to the legality or validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05.                                    Notice of Defaults.  If a Default occurs and is continuing and is actually known to a Trust Officer, or a Trust Officer receives written notice thereof, the Trustee shall give to each Holder notice of the Default within the later of 90 days after it occurs or 30 days after it becomes aware of the Default.  Except in the case of a Default in the payment of the principal of or interest on any Note, the Trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the Holders.

Section 7.06.                                    Reports by Trustee to Holders.  Within 60 days after each October 1 beginning with October 1, 2019, the Trustee shall send to each Securityholder a report dated as of October 1 as to the matters set forth in TIA § 313(a) if required by TIA § 313(a).  The Trustee also shall comply with TIA §§ 313(b) and 313(c).

A copy of each such report at the time of its delivery to Securityholders shall be filed with the Commission and each stock exchange, if any, on which the Notes are listed.

The Company shall promptly notify the Trustee in writing if the Notes become listed on any national securities exchange or of any delisting thereof.

Section 7.07.                                    Compensation and Indemnity.  The Company and the Subsidiary Guarantors, jointly and severally, agree that they shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall agree in writing for its services.  The Trustee’s compensation shall not be limited by any law on compensation relating to the trustee of an express trust.  The Company and the Subsidiary Guarantors, jointly and severally, agree that they shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.  Such expenses shall also include any taxes or other reasonable costs incurred by the trust created under Section 8.01.

The Company and the Subsidiary Guarantors, jointly and severally, shall indemnify each of the Trustee and any predecessor Trustee for, and hold it harmless against, any and all loss, damage, claim or liability or expense, including taxes (other than taxes based on the income of the Trustee) arising out of or incurred by it in connection with the acceptance or administration of this trust and its duties hereunder, including the costs and expenses of enforcing this Indenture against the Company or the Subsidiary Guarantors (including this Section 7.07) of defending itself against any claim (whether asserted by any Holder, the Company or any Subsidiary Guarantor) or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder.  The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not reimburse the Trustee for any expense or indemnify the Trustee against any loss or liability incurred by the Trustee through negligence or willful misconduct.

To secure the Company’s and the Subsidiary Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee except money or property held in trust to pay principal or interest on particular Notes.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(g), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The Company’s and the Subsidiary Guarantors’ obligations under this Section 7.07 and any Lien arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company’s obligations pursuant to Article VIII and/or the termination of this Indenture.

Notwithstanding replacement of the Trustee pursuant to Section 7.08, the Company’s and the Subsidiary Guarantors’ obligations under this Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.08.                                    Replacement of Trustee.  A resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.  The Trustee may resign by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation.  The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying a Trust Officer of the Trustee in writing and may appoint a successor Trustee with the Company’s consent.  The Company may remove the Trustee if:

(1)                                 the Trustee fails to comply with Section 7.10;

(2)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                                 a receiver or other public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee, and to the extent such amounts remain unpaid, the Trustee that has resigned or has been removed shall retain the Lien afforded by Section 7.07.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Immediately thereafter, subject to the Lien provided in Section 7.07, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee under this Indenture.  A successor Trustee shall mail notice of its succession to each Securityholder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

If any Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee under this Indenture have been paid and subject to the Lien provided for in Section 7.07.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09.                                    Successor Trustee by Merger, Etc.Any business entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 7.10.                                    Eligibility; Disqualification.  There shall at all times be a Trustee under this Indenture that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power.  The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company subsidiary shall have) a combined capital and surplus of at least $50,000,000 as set forth in its most recently published annual report of condition.

Section 7.11.                                    Preferential Collection of Claims Against the Company.  If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provision of the TIA regarding the collection of claims against the Company (or any such other obligor) or realizing on certain property received by it in respect of such claims.

Section 7.12.                                    Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                 the Trustee need perform only those duties as are specifically set forth in this Indenture and no others and no implied covenants or obligation shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and which conform to the requirements of this Indenture; however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                 this paragraph does not limit the effect of paragraph (b) of this Section 7.12;

(2)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                 the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)                                 No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)                                  Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.12(a), (b), (c) and (d).

Section 7.13.                                    Trustee’s Application for Instructions from the Company.  Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01.                                    Discharge of Liability on Notes; Defeasance.

(a)                                 This Indenture, subject to Sections 8.01(c) and 8.06, will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)                                 either (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 8.04) have been delivered to the Trustee for cancellation; or (b) (i) all Notes that have not theretofore been delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable within one year and (ii) the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. Dollars sufficient, or U.S. Government Obligations the principal of and interest on which shall be sufficient, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment (which if U.S. Government Obligations are involved are sufficient in the opinion of a nationally recognized independent accounting firm), to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal and premium, if any, and accrued and unpaid interest to but excluding the date of Stated Maturity or redemption;

(2)                                 no Default or Event of Default shall have occurred and be continuing on the date of the deposit described in clause (1) of this Section 8.01(a) or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

(3)                                 the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4)                                 the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee, which complies with Section 11.05 and which states that all conditions precedent to satisfaction and discharge have been satisfied.

The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel as to the satisfaction of all conditions to such satisfaction and discharge of this Indenture and at the cost and expense of the Company.

(b)                                 Subject to Sections 8.01(c), 8.02 and 8.06, the Company may at any time terminate (i) all its obligations and all obligations of the Subsidiary Guarantors under the Notes and this Indenture (“Legal Defeasance”), or (ii) its obligations under Sections 4.06, 4.09 through 4.18, inclusive, all obligations of the Subsidiary Guarantors under the Notes, this Indenture and the Subsidiary Guarantees and the operation of Section 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g) (with respect only to Significant Subsidiaries), 6.01(h) or 6.01(i) and the limitations contained in Section 5.01(a) (“Covenant Defeasance”).

The Company may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.  If the Company exercises its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto.  If the Company exercises its Covenant Defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g) (with respect only to Significant Subsidiaries), 6.01(h) or 6.01(i).

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c)                                  Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05 and 8.06 and each Subsidiary

Guarantor’s Guarantee of such obligations under its Subsidiary Guarantee shall survive until the Notes have been paid in full.  Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 shall survive.

Section 8.02.                                    Conditions to Defeasance.  The Company may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

(1)                                 the Company irrevocably deposits in trust (the “Defeasance Trust”) with the Trustee cash in U.S. dollars or U.S. Government Obligations for the payment of principal and interest (if any) on the Notes to redemption or maturity, as the case may be;

(2)                                 if U.S. Government Obligations are included in such deposit, the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants or from an investment banking or financial advisory firm expressing their opinion that the payments of principal, premium, if any, and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited cash in U.S. Dollars without reinvestment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest, if any, when due on all the Notes to maturity or redemption, as the case may be;

(3)                                 no Default has occurred and is continuing on the date of such deposit and after giving effect thereto (other than a Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith);

(4)                                 the deposit does not constitute a default under any other agreement binding on the Company (other than this Indenture);

(5)                                 the Company delivers to the Trustee an Opinion of Counsel stating that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and, in the case of Legal Defeasance only, such Opinion of Counsel shall be based on a ruling received from or published by the Internal Revenue Service or a change, since the date of this Indenture, in the applicable Federal income tax law, and;

(6)                                 the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance of the Notes as contemplated by this Article VIII have been complied with.

Notwithstanding the foregoing provisions of this Section, the conditions set forth in the foregoing paragraphs (2), (3), (4), (5) and (6) need not be satisfied so long as, at the time the Company makes the deposit described in paragraph (1), (i) no Default under Section 6.01(a), 6.01(b), 6.01(g) or 6.01(h) has occurred and is continuing on the date of such deposit and after giving effect thereto and (ii) either (x) a notice of redemption has been given pursuant to Section 3.03 providing for redemption of all the Notes at least 10 but not more than 60 days after such mailing and the provisions of Section 3.01 with respect to such redemption shall have been complied with or (y) the Stated Maturity of all of the Notes will occur within 60 days.  If the conditions of the preceding sentence are satisfied the Company shall be deemed to have exercised its Covenant Defeasance option.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article III (including by utilizing amounts under deposit).

Section 8.03.                                    Application of Trust Money.  The Trustee shall hold in trust cash in U.S. Dollars or U.S. Government Obligations deposited with it pursuant to this Article VIII.  It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, and interest, if any, on the Notes.

Section 8.04.                                    Repayment to Company.  The Trustee and the Paying Agent shall promptly turn over to the Company upon written request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal and interest, if any, that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

Section 8.05.                                    Indemnity for Government Obligations.  The Company shall pay and shall indemnify the Trustee against any tax, fee or other charges imposed on or assessed against U.S. Government Obligations deposited with the Trustee hereunder or the principal and interest received on such U.S. Government Obligations.

Section 8.06.                                    Reinstatement.  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided that, if the Company has made any payment of interest, if any, on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.                                    Without Consent of Holders.  The Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture, the Notes and the Subsidiary Guarantees without notice to or consent of any Holder to:

(1)                                 cure any ambiguity, omission, defect or inconsistency;

(2)                                 provide for the assumption by a Surviving Person of the obligations of the Company (or a Subsidiary Guarantor, as the case may be) under this Indenture;

(3)                                 provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4)                                 add Subsidiary Guarantees with respect to the Notes or confirm and evidence the release, termination or discharge of any security or Subsidiary Guarantee when such release, termination or discharge is permitted by this Indenture;

(5)                                 secure the Notes and any Subsidiary Guarantees;

(6)                                 make any change that would provide any additional benefits or rights to Holders or that does not adversely affect the rights of any Holder;

(7)                                 provide for the issuance of Additional Notes in accordance with this Indenture,

(8)                                 release any Subsidiary Guarantor from its obligations hereunder in accordance with Section 10.09;

(9)                                 to conform the text of the Indenture, Subsidiary Guarantees or the Notes to any provision of the “Description of Notes” in the Offering Memorandum to the extent that such provision in the “Description of Notes” in the Offering Memorandum was intended to be a substantially verbatim recitation of a provision of this Indenture, the Subsidiary Guarantees or the Notes as certified in an Officer’s Certificate; or

(10)                          to add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company.

Section 9.02.                                    With Consent of Holders.  Subject to Section 6.07, the Company, when authorized by resolution of its Board of Directors, and the Trustee may amend this Indenture, the Notes or the Subsidiary Guarantees with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and the Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the

Trustee may waive future compliance by the Company with any provision of this Indenture, the Notes or the Subsidiary Guarantees.

Notwithstanding the provisions of this Section 9.02, without the consent of each Securityholder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

(A)                               change the Stated Maturity of the principal of, or any installment of interest on, any Note or reduce the principal amount thereof, the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the stated maturity thereof;

(B)                               reduce the percentage in principal amount of the outstanding Notes, the consent of the Holders of which is required (x) to modify or amend this Indenture or (y) for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences provided for in this Indenture;

(C)                               modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase any such percentage of outstanding Notes required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of each Holder affected thereby;

(D)                               waive a default in the payment of the principal of or interest on any Note or modify or, in the event that a Change of Control Triggering Event has occurred, waive the Company’s obligation to repurchase Notes;

(E)                                except as otherwise permitted by Article V and Section 10.08, consent to the assignment or transfer by the Company or a Subsidiary Guarantor of any of its rights and obligations under this Indenture;

(F)                                 make any change in this Section 9.02 or Section 6.04 or 6.07;

(G)                               modify or change any provision of this Indenture affecting the ranking of the Notes or the Subsidiary Guarantees in a manner adverse to the Holders;

(H)                              [Reserved];

(I)                                   change the time at which any Note must be redeemed or repaid in accordance with the terms of this Indenture and the Notes; or

(J)                                   release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture other than in accordance with the provisions of this Indenture, or amend or modify any provision relating to such release.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment or waiver under this Section 9.02 becomes effective, the Company shall send to the Holders of each Note affected thereby, with a copy to the Trustee, a notice briefly describing the amendment or waiver.  Any failure of the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, waiver or consent.  Except as otherwise provided in this Section 9.02, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provisions of this Indenture or the Notes.

Section 9.03.                                    Revocation and Effect of Consents.  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note.  Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective provided no record date has been set.

After an amendment, supplement or waiver becomes effective in accordance with the terms hereof, it shall bind every Securityholder; provided that if such amendment, supplement or waiver makes a change described in any of clauses (A) through (J) of Section 9.02, such amendment, supplement or waiver shall bind each Holder of a Note who has consented to it; and provided, further, that if notice of such amendment, supplement or waiver is reflected on a Note that evidences the same debt as the consenting Holder’s Note, such amendment, supplement or waiver shall bind every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

Section 9.04.                                    Record Date.  The Company shall be permitted to set a record date for purposes of determining the identity of Securityholders entitled to vote or consent on any matter arising under this Indenture.  In the Company’s sole discretion, the record date shall be either (i) the record date as determined pursuant to § 316(c) of the TIA or (ii) such other record date as the Company shall select.

Section 9.05.                                    Notation on or Exchange of Notes.  If an amendment, supplement or waiver changes the terms of a Note, the Trustee may (and, at the request of the Company, shall) require the Holder of the Note to deliver it to the Trustee.  The Trustee may (and, at the request of the Company, shall) place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may (and, at the request of the Company, shall) place an appropriate notation on any Note thereafter authenticated.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

Section 9.06.                                    Trustee May Sign Amendments, Etc.The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign it.  In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall receive and, subject to Section 7.01, shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that such amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company and enforceable against the Company in accordance with its terms.

ARTICLE X

SUBSIDIARY GUARANTEES

Section 10.01.                             Guarantee.  Subject to Section 10.07, each Subsidiary Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees to each Holder and, with respect only to clause (b) below, to the Trustee (a “Subsidiary Guarantee”), the following obligations:  (a) the full and punctual payment of principal, premium, if any, and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture (including, without limitation, the compensation and other payment obligations to the Trustee hereunder) and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).  Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under the terms hereof notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Subsidiary Guarantor agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be as if it was principal debtor and not merely surety.  The obligations of each Subsidiary Guarantor hereunder are independent of the obligations of any other Subsidiary Guarantor, the Company, any Subsidiary thereof or any other Person, and, subject to Section 10.05, a separate action or actions may be brought and prosecuted against each Subsidiary Guarantor whether or not action is brought against any other Subsidiary Guarantor, the Company, any Subsidiary thereof or any other Person and whether or not any other Subsidiary Guarantor, the Company or any Subsidiary thereof be joined in any such action or actions.  Any payment by the Company or any Subsidiary thereof or other circumstance which operates to toll any statute of limitations as to the Company or any such Subsidiary shall operate to toll the statute of limitations as to each Subsidiary Guarantor.

So long as the exercise of such right does not impair the rights of any Holder under any Subsidiary Guarantee, each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall have the right to seek contribution from each other Subsidiary Guarantor in an amount pro rata, based on the net assets of each Subsidiary Guarantor determined in accordance with GAAP.

Section 10.02.                             Unconditional Obligations.  The obligations of each Subsidiary Guarantor hereunder shall not be discharged except by complete performance of the Guaranteed Obligations as contemplated in this Indenture and the Notes.  The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any agreement referred to in clause (a) of this Section 10.02; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other Subsidiary Guarantor of the Guaranteed Obligations or any other Person; or (f) except as provided in Section 10.08, any change in the ownership of such Subsidiary Guarantor; provided, however, that, notwithstanding the foregoing, no such extension, renewal, rescission, waiver, amendment or modification shall, without the written consent of the Subsidiary Guarantors, increase the principal amount of a Note or the interest rate thereon or change the currency of payment with respect to any Note, or alter the Stated Maturity thereof.  Each Subsidiary Guarantor hereby waives notice of acceptance of its Subsidiary Guarantee herein and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or any right to require a proceeding or the taking of other action by the Trustee or any Holder against, and any other notice to, any other Subsidiary Guarantor or the Company.

Section 10.03.                             Continuing Guarantee.  Each Subsidiary Guarantor’s Subsidiary Guarantee herein is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.  No failure or delay on the part of any Holder in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Holder would otherwise have.  No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Holder to any other or further action to any circumstances without notice or demand.  It is not necessary for any Holder to inquire into the capacity or powers of the Company or any Subsidiary thereof or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

Section 10.04.                             Subrogation; Acceleration.  Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations until payment in full of all Guaranteed Obligations.  Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article VI for the purposes of such Subsidiary Guarantor’s Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purposes hereof.

Section 10.05.                             Enforcement.  Except as provided in Article VI, the Holders agree that each Subsidiary Guarantor’s obligations hereunder may be enforced only by the action of the Trustee in accordance with the terms of this Indenture and that no other Holder shall have any right individually to seek to enforce the obligations of the Subsidiary Guarantors hereunder.  The Holders further agree that each Subsidiary Guarantor’s obligations hereunder may not be enforced against any director, officer, employee, or stockholder of any Subsidiary Guarantor (except to the extent such stockholder is also a Subsidiary Guarantor hereunder).

Section 10.06.                             Covenants.  Each Subsidiary Guarantor agrees that its Guaranteed Obligations hereunder are senior Indebtedness of such Subsidiary Guarantor and such Guaranteed Obligations shall not be subordinate to any existing or future obligations of such Subsidiary Guarantor.  Each Subsidiary Guarantor further covenants and agrees that on and after the date hereof such Subsidiary Guarantor will comply (as a Subsidiary of the Company), and will cause each of its Subsidiaries to comply, with all of the applicable provisions, covenants and agreements contained in this Indenture, and will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that it is not in violation of any provision, covenant or agreement contained in this Indenture, and so that no Default or Event of Default, is caused by the actions of such Subsidiary Guarantor or any of its Subsidiaries.

Each Subsidiary Guarantor hereby jointly and severally agrees to pay all reasonable out-of-pocket costs and expenses of the Trustee in connection with the enforcement of its obligations hereunder and in connection with any amendment, waiver or consent relating hereto (including in each case, without limitation, the reasonable fees and disbursements of counsel employed by the Trustee).

Section 10.07.                             Limitation Liability.  Each Subsidiary Guarantor hereby confirms that it is its intention that its Subsidiary Guarantee herein not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act or any similar Federal, state or foreign law for the relief of debtors.  Accordingly, each Subsidiary Guarantor hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Subsidiary Guarantor shall be limited to the maximum amount which, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Subsidiary Guarantor and the other Subsidiary Guarantors, will result in the Guaranteed Obligations of such Subsidiary

Guarantor in respect of its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance under applicable federal or state law.

Section 10.08.                             When the Subsidiary Guarantors May Merge, Etc.  The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or sell, assign, transfer, or lease all or substantially all of its properties and assets (either in one transaction or a series of related transactions) to, any Person unless:

(a)                                 the other Person is the Company or any Subsidiary that is a Subsidiary Guarantor or becomes a Subsidiary Guarantor concurrently with the transaction; or

(b)                                 (I) either (x) the Subsidiary Guarantor shall be the resulting, surviving or transferee Person or (y) the resulting, surviving or transferee Person expressly assumes by a supplemental indenture the Subsidiary Guarantor’s Subsidiary Guarantee and all the obligations of such Subsidiary Guarantor under the Notes, this Indenture and the Subsidiary Guarantee (each of which shall remain in full force and effect); and (II) the resulting, surviving or transferee Person, if other than the Subsidiary Guarantor, is a corporation, limited liability company or other entity organized under the laws of the United States, any state thereof or the District of Columbia and immediately after giving effect to the transaction and any related Issuance of Debt, no Default or Event of Default shall have occurred and be continuing; or

(c)                                  the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor and at the time of such transaction after giving pro forma effect thereto, the provisions of Section 5.01(a)(2) would be satisfied and the transaction is otherwise permitted by this Indenture.

In connection with any consolidation, merger, sale, assignment, transfer or lease contemplated by this Section 10.08, the Company shall deliver, or cause to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer or lease and the supplemental indenture in respect thereto comply with this Section 10.08 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Upon any consolidation or merger or any sale, assignment, transfer or lease of all or substantially all of the assets of the Subsidiary Guarantor in accordance with this Section 10.08, to the extent applicable, the successor corporation formed by such consolidation or into which the Subsidiary Guarantor is merged or to which such sale, assignment, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Subsidiary Guarantor under the Subsidiary Guarantee with the same effect as if such successor corporation had been named as the Subsidiary Guarantor therein.

Section 10.09.                             Release of Subsidiary Guarantor.  The Subsidiary Guarantee of each Subsidiary Guarantor will be released and such Subsidiary Guarantor will be relieved of any obligations under its Subsidiary Guarantee:

(a)                                 such Subsidiary Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee at any time such Subsidiary Guarantor is (or, substantially concurrently with the release of the Subsidiary Guarantee of such Subsidiary Guarantor or if as a result of the release of the Subsidiary Guarantee of such Subsidiary Guarantor, will be) released from all of its obligations under all of its Guarantees of payment of any Indebtedness of the Company or any Subsidiary Guarantor under the Senior Credit Agreements and Capital Markets Securities (including by reason of ceasing to be a borrower under the Senior ABL Agreement) (it being understood that a release subject to contingent reinstatement will still constitute a release and that if any such Guarantee is so reinstated such Subsidiary Guarantee shall also be reinstated to the extent that such Subsidiary Guarantor would then be required to provide a Subsidiary Guarantee pursuant to Section 4.18);

(b)                                 such Subsidiary Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee upon such Subsidiary Guarantor ceasing to be a Domestic Subsidiary of the Company pursuant to the terms of the Indenture;

(c)                                  in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all the Capital Stock of such Subsidiary Guarantor to any Person that is not, or is not required to become, a Subsidiary Guarantor of the Company as described in Section 10.08; and

(d)                                 upon Legal Defeasance or Covenant Defeasance of the Notes or satisfaction and discharge of this Indenture as provided under Article VIII.

In each such case, prior to release and discharge of such Subsidiary Guarantee, the Company will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that, as required by Section 11.04, all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

The Trustee shall execute any documents reasonably requested by either the Company or a Subsidiary Guarantor in order to evidence the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee under this Article X.

Section 10.10.                             Miscellaneous.

(a)                                 Each Subsidiary Guarantee shall be binding upon the respective Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the Holders and the Trustee and their respective successors and assigns and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges under the Subsidiary Guarantees conferred upon that party shall automatically extend to and be vested in such transferee or assigns, all subject to the terms and conditions of this Indenture.

(b)                                 All notices, requests, demands or other communications pursuant to this Article X shall be made in accordance with Section 11.02 of this Indenture.

(c)                                  If at any time any payment of principal of, premium, if any, or interest, if any, on a Note is rescinded or must otherwise be restored or returned upon insolvency, bankruptcy or reorganization of the Company, each Subsidiary Guarantor’s obligations hereunder with respect to such payments shall be reinstated as of the date of such rescission, restoration or returns as though such payment had become due but had not been made at such times.

Section 10.11.                             [Reserved].

Section 10.12.                             Additional Subsidiary Guarantors.  The Company covenants and agrees that it shall cause any Person which becomes obligated to become a Subsidiary Guarantor, pursuant to the terms of Section 4.18, to (1) execute and deliver to the Trustee a Guarantor Supplemental Indenture, or a supplemental indenture otherwise in form and substance reasonably satisfactory to the Trustee, in accordance with Section 4.18, pursuant to which such Person shall unconditionally Guarantee, on a senior basis, all of the obligations of the Company under the Notes and this Indenture in accordance with this Article X with the same effect and to the same extent as if such Person had been named herein as a Subsidiary Guarantor and (2) deliver to the Trustee an Opinion of Counsel that such Guarantor Supplemental Indenture has been duly executed and delivered by such Person and is valid and binding upon such Person and enforceable against such Person in accordance with its terms.

ARTICLE XI

MISCELLANEOUS

Section 11.01.                             Trust Indenture Act of 1939.  The Company has not qualified and does not expect to qualify this Indenture under the TIA.  This Indenture accordingly is not subject to the TIA, and does not contain any provision corresponding or similar to certain provisions of the TIA that would otherwise apply if this Indenture were so qualified, including, without limitation, TIA § 316(b) unless expressly provided.

Section 11.02.                             Notices.  Any notice or communication shall be sufficiently given if in writing (including facsimile) and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

If to the Company or any Subsidiary Guarantor, to:

HD Supply, Inc.
3400 Cumberland Boulevard SE
Atlanta, Georgia  30339
Attention:  General Counsel
Telephone:  770-852-9000
Facsimile:  770-852-9466

If to the Trustee, to:

Wells Fargo Bank, National Association
150 East 42nd Street, 40th Fl
New York, New York 10017
Email: Raymond.DelliColli@WellsFargo.com
Telephone:  917-260-1534
Facsimile:  917-260-1593

The parties hereto by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed, postage prepaid, to a Securityholder shall be mailed by first class mail to him at his address as it appears on the Notes register maintained by the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.  Copies of any such communication or notice to a Holder shall also be mailed to the Trustee.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.  Except for a notice to the Trustee or the Company, which is deemed given only when received (which in the case of the Trustee must be received by a Trust Officer), if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the standing instructions from such Depositary.

Section 11.03.                             Communication by Holders with Other Holders.  Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and any other person shall have the protection of TIA § 312(c).

Section 11.04.                             Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)                                 an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                 an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with;

provided, however, that such Opinion of Counsel shall not be required in connection with the written order of the Company delivered pursuant to Section 2.02 relating to the Initial Notes.

Section 11.05.                             Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 4.05(b)) shall include:

(1)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinions contained in such certificate or opinion are based;

(3)                                 a brief statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 11.06.                             Rules by Trustee, Paying Agent, Registrar.  The Trustee may make reasonable rules for action by or at a meeting of Securityholders.  The Paying Agent or Registrar may make reasonable rules for its functions.

Section 11.07.                             Governing Law.  The laws of the State of New York shall govern this Indenture and the Notes.  The Trustee, the Company, the Subsidiary Guarantors and the Securityholders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.

Section 11.08.                             No Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries.  No such indenture, loan or debt agreement may be used to interpret this Indenture.

Section 11.09.                             No Personal Liability of Directors, Officers, Employees and Stockholders.  No director, officer, employee, incorporator or stockholder, member or limited partner of the Company or any Subsidiary Guarantor or any of their parent companies shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.  Each Holder by accepting Notes waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 11.10.                             Legal Holidays.  A “Legal Holiday” is a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday and interest shall not accrue for the intervening period.

Section 11.11.                             Successors.  All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.12.                             Duplicate Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all such executed copies together represent the same agreement.

Section 11.13.                             Separability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

Section 11.14.                             Table of Contents, Headings, Etc.The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.15.                             Benefits of Indenture.  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.16.                             U.S.A. PATRIOT Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 11.17.                             Waiver of Jury Trial.  EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

HD SUPPLY, INC.

By:	/s/ Evan J. Levitt
	Name:	Evan J. Levitt
	Title:	Senior Vice President, Chief Financial Officer and Chief Administrative Officer

HD SUPPLY CONSTRUCTION SUPPLY GROUP, INC.
HD SUPPLY FM SERVICES, LLC
HD SUPPLY HOLDINGS, LLC
HD SUPPLY MANAGEMENT, INC.
HD SUPPLY REPAIR & REMODEL, LLC
HD SUPPLY SUPPORT SERVICES, INC.
HDS IP HOLDING, LLC
WHITE CAP CONSTRUCTION SUPPLY, INC.
A.H. HARRIS INTERMEDIATE ACQUISITION, INC.
AH HARRIS ACQUISITION, LLC
HARMAC REBAR & STEEL, LLC
A. H. HARRIS & SONS, LLC
KENSEAL CONSTRUCTION PRODUCTS OF MARYLAND, LLC
KENSEAL CONSTRUCTION PRODUCTS, LLC
KENSEAL CONSTRUCTION PRODUCTS OF NEW JERSEY, LLC
KENSEAL CONSTRUCTION PRODUCTS OF CAROLINAS, LLC

By:	/s/ Evan J. Levitt
	Name:	Evan J. Levitt
	Title:	Vice President

HD SUPPLY GP & MANAGEMENT, INC.

By:	/s/ Evan J. Levitt
	Name:	Evan J. Levitt
	Title:	Vice President and Chief Financial Officer

[Signature Page to Indenture]

HD SUPPLY CONSTRUCTION SUPPLY, LTD.

By:	HD Supply GP & Management, Inc.,
its general partner

By:	/s/ Evan J. Levitt
	Name:	Evan J. Levitt
	Title:	Vice President and Chief Financial Officer

HD SUPPLY FACILITIES MAINTENANCE, LTD.

By:	HD Supply GP & Management, Inc.,
its general partner

By:	/s/ Evan J. Levitt
	Name:	Evan J. Levitt
	Title:	Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF INITIAL NOTE/ADDITIONAL NOTE]

[INCLUDE IF GLOBAL NOTE - THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE APPLICABLE PRIVATE PLACEMENT LEGEND FROM EXHIBIT B]

[If 144AGlobal Note - CUSIP Number 40415R AS4 / ISIN Number US40415RAS40]

[If Regulation S Global Note - CUSIP Number U4047C AK3 / ISIN Number USU4047CAK37]

No.	$

HD SUPPLY, INC.

5.375% SENIOR NOTES DUE 2026

HD SUPPLY, INC., a Delaware corporation (the “Company”), promises to pay to CEDE & CO., or registered assigns, the principal sum of [               ] Dollars (or such other amount as shall be set forth in the Schedule of Principal Amount attached hereto) on October 15, 2026.

Interest Payment Dates:  April 15 and October 15, commencing April 15, 2019.

Record Dates:  April 1 and October 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

HD SUPPLY, INC.

By:
Name:
Title:

By:
Name:
Title:

Dated: [ ], [ ]

Trustee’s Certificate of Authentication

This is one of the 5.375% Senior Notes due 2026 described in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE INITIAL NOTE/ADDITIONAL NOTE]

HD SUPPLY, INC.

5.375% Senior Notes Due 2026

1.                                      Interest.  HD SUPPLY, INC., a Delaware corporation (the “Company”), promises to pay cash interest on the principal amount of this Note at a rate of 5.375% per annum, payable on April 15 and October 15 of each year (the “Interest Payment Date”), commencing April 15, 2019.  The Company shall pay interest on overdue principal and, to the fullest extent permitted by law, on overdue interest, in each case at the rate of 5.375% per annum, as provided in the Indenture.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.                                      Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on April 1 and October 1 (the “Record Date”) immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date.  The Holder must surrender this Note to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  The Company, however, may pay principal and interest through the Paying Agent by a check payable in such money.  The Company may mail an interest check to the Holder’s registered address.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

3.                                      Paying Agent and Registrar.  Initially, Wells Fargo Bank, National Association (the “Trustee”) or its agent will act as Paying Agent and Registrar.  The Company may change any Paying Agent, Registrar or co-Registrar without prior notice to any Holder.  The Company or any of its Subsidiaries or Affiliates may act in any such capacity, except in certain circumstances.

4.                                      Indenture.  The Company issued the Notes under an Indenture dated as of October 11, 2018 (the “Indenture”) among the Company, the Subsidiary Guarantors from time to time parties thereto, and the Trustee.  Capitalized terms used in this Note and not defined in this Note shall have the meaning set forth in the Indenture.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture.  The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of such terms.  The obligations of the Company under the Indenture and the Notes are guaranteed by the Subsidiary Guarantors.

The Notes are senior obligations of the Company and are issued in an initial aggregate principal amount of $750,000,000.  Additional Notes may be issued in an unlimited amount, subject to other provisions of the Indenture.  This Note is one of the Initial Notes referred to in the Indenture.  The Notes include the Initial Notes and the Additional Notes, if any.

The Initial Notes and the Additional Notes are treated as a single class of Notes under the Indenture.

5.                                      Redemption.

(a)                                 Optional Redemption.  Except as set forth in Section 3.02 of the Indenture, the Notes will not be redeemable at the option of the Company prior to October 15, 2021.

(b)                                 Mandatory Redemption.  The Company will not be required to make mandatory prepayments or sinking fund payments with respects to the Notes.

6.                                      Put Provisions.  Upon a Change of Control Triggering Event, any Holder of Notes will have the right to cause the Company to repurchase all or any part of the Notes (in integral multiples of $1,000) of such Holder at a repurchase price equal to 101% of the principal amount thereof, plus accrued interest to but excluding the date of repurchase as provided in, and subject to the terms of, the Indenture.

7.                                      Notice of Redemption.  Notice of redemptions pursuant to Article III of the Indenture will be given at such time as is provided in the Indenture to each Holder of Notes to be redeemed at the Holder’s registered address.  If money sufficient to pay the redemption price and accrued interest on all Notes to be redeemed on the redemption date is deposited with the Paying Agent on the redemption date, on and after such date interest will cease to accrue on such Notes.

8.                                      [Reserved].

9.                                      Denominations, Transfer, Exchange.  The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  A Holder may register the transfer or exchange of Notes as provided in the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, provide certain certifications and legal opinions as described herein and to pay any taxes and fees required by law or permitted by the Indenture.

10.                               Persons Deemed Owners.  The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name the Note is registered with the Registrar as the owner for all purposes.

11.                               Unclaimed Money.  If money for the payment of interest or principal remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request.  After such time, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12.                               Discharge Prior to Maturity.  Subject to certain conditions described in Article VIII of the Indenture, if the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the principal of, premium if any, and interest on the

Notes to maturity, the Company will be discharged (to the extent provided in the Indenture) from the Indenture and the Notes.

13.                               Amendments, Supplements and Waivers.  Subject to certain exceptions requiring the consent of each Holder affected as described in Article IX of the Indenture, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing Default may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes.  Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to (i) cure any ambiguity, omission, defect or inconsistency; (ii) provide for the assumption by a Surviving Person of the obligations of the Company (or a Subsidiary Guarantor, as the case may be) under the Indenture; (iii) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); (iv) add Subsidiary Guarantees with respect to the Notes or confirm and evidence the release, termination or discharge of any security or Subsidiary Guarantee when such release, termination or discharge is permitted by the Indenture; (v) secure the Notes and any Subsidiary Guarantee; (vi) make any change that would provide any additional benefits or rights to Holders or that does not adversely affect the rights of any Holder; (vii) provide for the issuance of Additional Notes in accordance with this Indenture, (viii) release any Subsidiary Guarantor from its obligations hereunder in accordance with Section 10.09; (ix) to conform the text of the Indenture, Subsidiary Guarantees or the Notes to any provision of the “Description of Notes” in the Offering Memorandum to the extent that such provision in the “Description of Notes” in the Offering Memorandum was intended to be a substantially verbatim recitation of a provision of this Indenture, the Subsidiary Guarantees or the Notes as certified in an Officer’s Certificate; or (x) to add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company.

14.                               Restrictive Covenants.  The Indenture imposes certain limitations on, among other things, the ability of the Company to merge or consolidate with any other Person or sell, lease or otherwise transfer all or substantially all of its properties or assets, the ability of the Company and its Subsidiaries to create Liens or engage in Sale and Lease-Back Transactions and the ability of the Company’s Subsidiaries that are not Guarantors to incur Debt or issue Preferred Stock, all subject to certain limitations and qualifications described in the Indenture.

15.                               Successor Corporation.  When a successor Person or other entity assumes by a supplemental indenture all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.

16.                               Defaults and Remedies.  The Notes have the Events of Default as set forth in Section 6.01 of the Indenture.  Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization relating to the Company, all outstanding Notes shall become due and payable immediately without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Company must furnish annual compliance certificates to the Trustee.

17.                               Trustee Dealings with the Company.  The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or any of its Affiliates, and may otherwise deal with the Company or any of its Affiliates, as if it were not the Trustee.

18.                               No Recourse Against Others.  A director, officer, employee, stockholder or Affiliate, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

19.                               Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or any authenticating agent appointed in accordance with the Indenture.

20.                               Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.                               CUSIP and ISIN Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Securityholders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22.                               Inconsistency with Indenture. To the extent that any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Request may be made to:

HD Supply, Inc.
3400 Cumberland Boulevard SE
Atlanta, Georgia  30339
Attention:  Secretary

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                    agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred:

CHECK ONE BOX BELOW

(1)                                 ☐                                    to the Company or a subsidiary thereof; or

(2)                                 ☐                                    inside the United States to a qualified institutional buyer in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3)                                 ☐                                    to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the note evidenced thereby (the form of which letter can be obtained from the Company); or

(4)                                 ☐                                    outside the United States to a non-U.S. Person in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5)                                 ☐                                    pursuant to another available exemption from registration under the Securities Act of 1933, as amended (if available); or

(6)                                 ☐                                    pursuant to a registration statement which has been declared effective under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (5) is checked, the Holder must, prior to such transfer, furnish to the Trustee such certifications, legal opinions, or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

Signature Guarantee:	Signature

Signature

OPTIONS OF HOLDER TO ELECT PURCHASE

If you want to elect to have all of this Note purchased by the Company pursuant to Section 4.14 of the Indenture, check the box:

☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 of the Indenture, state the Principal Amount:
$

Date:	Your signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

(Signature must be guaranteed)

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The following decreases/increases in the principal amount of this Note have been made:

Date of Decrease/ Increase	Decrease in Principal Amount	Increase in Principal Amount	Principal Amount Following such Decrease/Increase	Notation Made by or on Behalf of Registrar

EXHIBIT B

FORM OF PRIVATE PLACEMENT LEGENDS

[GLOBAL NOTES LEGEND]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN “INSTITUTIONAL” ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT).

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE ‘‘RESALE RESTRICTION TERMINATION DATE’’) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES, IN COMPLIANCE WITH RULE 904 UNDER REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ‘‘ACCREDITED INVESTOR’’ WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF

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THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[Include if 144A Global Note - EACH PURCHASER OF THIS GLOBAL NOTE OR ANY INTEREST HEREIN IS HEREBY NOTIFIED THAT THE SELLER OF THIS GLOBAL NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.]

[Include if Regulation S Global Note — DURING THE RESTRICTED PERIOD, EACH HOLDER OF THIS GLOBAL NOTE HEREBY REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

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EXHIBIT C

[RESERVED]

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EXHIBIT D

[RESERVED]

By:

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EXHIBIT E

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM 144A
GLOBAL NOTE TO REGULATION S GLOBAL NOTE

(Transfers pursuant to § 2.06(b)(iv) of the Indenture)

Wells Fargo Bank, National Association
   as Trustee and Transfer Agent
MAC N9300-070

600 Fourth St. South, 7th Fl

Minneapolis, MN 55415
Email: DAPSReorg@wellsfargo.com
Phone: 800-344-5128
Fax:               866-969-1290

Re:                             5.375% Senior Notes Due 2026 (the “Notes”)

Reference is hereby made to the Indenture dated as of October 11, 2018 (the “Indenture”) among HD SUPPLY, INC., a corporation organized under the laws of Delaware (the “Company”), the SUBSIDIARY GUARANTORS and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the “Trustee”).  Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to $         aggregate principal amount of Notes that are held as a beneficial interest in the form of the 144A Global Note (CUSIP No.        ; ISIN No:           ) with the Depositary in the name of [name of transferor] (the “Transferor”).  The Transferor has requested an exchange or transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Note (ISIN No.          ).

In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Notes and:

(a)                                 with respect to transfers made in reliance on Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), does certify that:

(i)                                     the offer of the Notes was not made to a person in the United States;

(ii)                                  either:

(1)                                 at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;

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(2)                                 in the case of Rule 903, the transaction was executed in, on or through a physical trading floor of an established foreign Securities exchange that is located outside the United States; or

(3)                                 in the case of Rule 904, the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(iii)                               no directed selling efforts have been made in the United States by the Transferor, an affiliate thereof or any person acting on their behalf in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

(iv)                              the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act; and

(v)                                 the Transferor is not the Company, a distributor of the Notes, an affiliate of the Company or any such distributor (except any officer or director who is an affiliate solely by virtue of holding such position) or a person acting on behalf of any of the foregoing.

(b)                                 with respect to transfers made in reliance on Rule 144 the Transferor certifies that the Notes are being transferred in a transaction permitted by Rule 144 under the U.S. Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you, the Company, the Subsidiary Guarantors and the Trustee to produce this certificate to any interested party in such proceeding.  This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Initial Purchasers of the Notes under the Purchase Agreement, dated October 1, 2018, with the Company relating to the Notes.  Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

[Name of Transferor]

By:
Name:
Title:
Date:

cc:                Attn:

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EXHIBIT F

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM REGULATION S
GLOBAL NOTE TO 144A GLOBAL NOTE

(Transfers pursuant to § 2.06(b) of the Indenture)

Wells Fargo Bank, National Association
   as Trustee and Transfer Agent
MAC  N9300-070

600 Fourth St. South, 7th Fl
Minneapolis, MN  55415
Email:  DAPSReorg@wellsfargo.com
Phone:          800-344-5128
Fax:                       866-969-1290

Re:                             5.375% Senior Notes Due 2026 (the “Notes”)

Reference is hereby made to the Indenture dated as of October 11, 2018 (the “Indenture”) among HD SUPPLY, INC., a corporation organized under the laws of Delaware (the “Company”), the SUBSIDIARY GUARANTORS and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the “Trustee”).  Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to $         aggregate principal amount of Notes that are held in the form of the Regulation S Global Note (ISIN No.       ) in the name of [name of transferor] (the “Transferor”) to effect the transfer of the Notes in exchange for an equivalent beneficial interest in the 144A Global Note (CUSIP No.       , ISIN No.        ).

In connection with such request, and in respect of such Notes the Transferor does hereby certify that such Notes are being transferred in accordance with the transfer restrictions set forth in the Notes and that:

CHECK ONE BOX BELOW:

☐                                    the Transferor is relying on Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”) for exemption from such Act’s registration requirements; it is transferring such Notes to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A that purchases for its own account, or for the account of a qualified institutional buyer, and to whom the Transferor has given notice that the transfer is made in reliance on Rule 144A and the transfer is being made in accordance with any applicable securities laws of any state of the United States; or

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☐                                    the Transferor is relying on an exemption other than Rule 144A from the registration requirements of the Securities Act, subject to the Company’s right prior to any such offer, sale or transfer to require the delivery of an Opinion of Counsel, certification and/or other information satisfactory to it.

We understand that this certificate is required in connection with certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you, the Company, the Subsidiary Guarantors and the Trustee to produce this certificate to any interested party in such proceeding.  This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Initial Purchasers of the Notes under the Purchase Agreement, dated October 1, 2018, with the Company relating to the Notes.

[Name of Transferor]

By:
Name:
Title:
Date:

cc:                Attn:

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EXHIBIT G

FORM OF SUPPLEMENTAL INDENTURE IN RESPECT OF SUBSIDIARY GUARANTEES

SUPPLEMENTAL INDENTURE, dated as of [         ] (this “Supplemental Indenture”), among [name of Guarantor(s)] (the “Subsidiary Guarantor(s)”), HD Supply, Inc. (the “Company”), and Wells Fargo Bank, National Association, a national banking association, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the guarantors party thereto and the Trustee have heretofore become parties to an Indenture, dated as of October 11, 2018 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of Notes;

WHEREAS, Section 10.12 of the Indenture provides that the Company is required to cause the Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantors shall guarantee the Company’s Guaranteed Obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein and in Article X of the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantors, the Company  and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1.                                      Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.                                      Agreement to Guarantee.  [The] [Each] Subsidiary Guarantor hereby agrees, jointly and severally with [all] [any] other Subsidiary Guarantors and fully and unconditionally, to guarantee the Guaranteed Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Subsidiary Guarantor.

3.                                      Termination, Release and Discharge.  [The] [Each]  Subsidiary Guarantor’s Subsidiary Guarantee shall terminate and be of no further force or effect, and [the]

[each] Subsidiary Guarantor shall be released and discharged from all obligations in respect of such Subsidiary Guarantee, as and when provided in Section 10.09 of the Indenture.

4.                                      Parties.  Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of [the] [each] Subsidiary Guarantor’s Subsidiary Guarantee or any provision contained herein or in Article X of the Indenture.

5.                                      Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

6.                                      Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

7.                                      Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

8.                                      Headings.  The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NAME OF SUBSIDIARY GUARANTOR(S)],
as Subsidiary Guarantor

By:
Name:
Title:

HD SUPPLY, INC.

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

EXHIBIT H

FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTORS

Wells Fargo Bank, National Association
   as Trustee and Transfer Agent
MAC  N9300-070

600 Fourth St. South, 7th Fl
Minneapolis, MN  55415
Email:  DAPSReorg@wellsfargo.com
Phone:          800-344-5128
Fax:                       866-969-1290

Re:                             HD Supply, Inc. (the “Company”)
5.375% Senior Notes due 2026 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $         aggregate principal amount of Notes, we confirm that:

1.                                      We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of October 11, 2018, relating to the Notes (as amended, supplemented, waived or otherwise modified, the “Indenture”) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.                                      We understand that the Notes have not been registered under the Securities Act or any other applicable securities law, and that the Notes may not be offered, sold or otherwise transferred except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should offer, sell, transfer, pledge, hypothecate or otherwise dispose of any Notes within one year after the original issuance of the Notes, we will do so only (A) to the Company or a Subsidiary, (B) inside the United States to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act, (C) inside the United States to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes to you a signed letter substantially in the form of this letter, (D) outside the United States to a foreign person in compliance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein and in the Indenture.

3.                                      We understand that, on any proposed transfer of any Notes prior to the later of the original issue date of the Notes and the last date the Notes were held by an affiliate of

H-1

the Company pursuant to paragraphs 2(C), 2(D) and 2(E) above, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed transfer complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.                                      We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are acquiring the Notes for investment purposes and not with a view to, or offer or sale in connection with, any distribution in violation of the Securities Act, and we are each able to bear the economic risk of our or its investment.

5.                                      We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You, the Company and counsel to the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

(Name of Transferee)

By:
Authorized Signatory

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